UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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Carriage Services, Inc.

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VALUE CREATION DYNAMICS
5 GUIDING PRINCIPLES
CAPITAL ALLOCATION
FIRST WHO, THEN WHAT
BEING THE BEST
STANDARDS OPERATING MODEL
4E LEADERSHIP
HIGH VALUE PERSONAL SERVICE
HIGH PERFORMANCE CULTURE

Carriage Services

May 17, 2022
Houston, Texas

Notice of 2022 Annual Meeting of Stockholders and Proxy Statement

CARRIAGE SERVICES, INC. 3040 Post Oak Boulevard, Suite 300 Houston, Texas 77056

April 1, 2022

Dear Fellow Stockholder:

We are pleased to invite you to the 2022 Annual Meeting of Stockholders of Carriage Services, Inc. (“Carriage”). The Annual Meeting will be held at 3040 Post Oak Boulevard, Suite 850, Houston, Texas 77056 on Tuesday, May 17, 2022, at 9:00 a.m., Central Standard Time. Whether or not you plan to attend the Annual Meeting, we ask that you participate by casting your vote at your earliest convenience.

Our 2021 theme was “Accelerating High Performance Flywheel Effect!” and we could not be more proud of the efforts by the Carriage Team of Teams to focus on how they could each help push our High Performance Flywheel forward. Regardless of title or responsibilities, we saw broad contributions across our portfolio of funeral homes and cemeteries from Energized teams, which led to substantial improvement throughout our Company that combined to produce record results in 2021. Not surprisingly, Carriage’s share price increased 105.9% from $31.32 at the end of 2020 (first close above $30 at year-end in our public company history) to $64.44 at the end of 2021, leading our sector in shareholder returns for the second straight year.

As we wrap up the first quarter and look forward to what lies ahead for the remainder of the year, our 2022 theme of “High Performance Value Creation Culture” is the perfect description of where Carriage stands today. While “High Performance” can be seen in our results, it is the pairing of “High Performance” with both “Value Creation” and “Culture” that is critical to our continued success. Specifically, ensuring that all members of the Carriage Team not only understand, but are focused on, creating value in their respective roles is what leads to an enduring culture of value creation that we are confident will define Carriage for years to come.

As Chairman and Lead Director of the Board of Directors, we hope our shareholders will take the time to get to know the story of Carriage, our vision and strategy, and the men and women who are executing upon that vision and strategy each day. Rather than rely upon a third party’s recommendations as to how you should vote your shares, particularly when that third party has not visited one of our businesses, taken the time to talk with a single employee, or made any effort to learn about who and what is driving Carriage’s performance, we encourage you to read our releases, which we believe are among the most transparent of any public company, and reach out if you have questions or would like to learn more. Both our Board and Executive Leadership Team will be happy to visit with you or put you in touch with any one of our wonderful leaders located throughout the country.

As we have done many times before, we invite all shareholders to visit any of our more than 200 businesses or travel to Houston to meet our Support Center Team where you can see our “High Performance Value Creation Culture” in action.

We hope you can join us on May 17th and we encourage you to read the Notice of Annual Meeting and Proxy Statement, which contains information about the voting options, instructions, and descriptions of the proposals for this meeting. It is important that your voice is heard and your shares are represented at the Annual Meeting by casting your vote as soon as possible. Thank you for your belief in, and support of, Carriage and the men and women who lead and provide our local service and performance every day across our portfolio of Being The Best funeral homes and cemeteries.

Sincerely,

Melvin C. Payne Chairman of the Board and Chief Executive Officer	Bryan D. Leibman Lead Director of the Board

P.S. A Personal Note from Mel Payne

As our High Performance Transformation was being executed over the last three years, as comprehensively covered in my 2020 and 2021 Shareholder Letters and in each quarterly earnings release (more akin to a chapter in a book about high performance in our industry), I got heavily involved in Investor Relations and outreach to potential equity investors starting in November 2020. I have had countless Zoom one-on-ones with Ben Brink at virtual investor conferences hosted by our four sell side analysts since that time, a timeframe during which our shares outperformed the vast majority of public companies in any sector of the market.

Not even ONCE has a serious (or unserious) institutional investor brought up ESG issues that are being promoted as the holy grail of sustainable investing. WHY? Because serious equity investors care about all the areas of a company that are fundamental to its ability to not only survive but thrive in its particular sector. And Carriage is indeed thriving!

The dirty little secret, which everyone playing this game knows is not a secret, is that only the proxy departments of the largest funds and asset managers care about ESG, and only during proxy season. Touting the virtues of ESG as a priority for sustainable investing serves as a politically correct way to attract large amounts of large pension money to manage, but of course with appropriate management fees. I have yet to talk to anyone in a proxy department who has actually read any of our amazing materials that are available on our Company, nor have any of them cared, as they only want to know when we will recruit a woman to our Board. They couldn’t care less about the many women who help lead our Company as Managing Partners, Sales Managers and Leaders of Critical Support Teams. See Kristi Ah You’s email to me dated February 22, 2022, at the end of our 2021 Shareholder Letter.

The message being conveyed to me in this annual ritual is that I am a BAD Chairman and CEO, and we are a clueless Company out of step with modern good governance best practices despite our astonishing, record-breaking performance and share price increases for two consecutive years during a once in a lifetime COVID Pandemic. Such a conclusion by any outside party given the current “Sistine Chapel” beauty of Carriage today (See the first two pages of our 2021 Shareholder Letter) is laughable and flies in the face of our Best Is Yet To Come theme for this Shareholder Letter / Annual Report. As Co-Founder, Chairman and CEO since our IPO in 1996, I have navigated through countless rotations of Board Members who had no skin in the game and were out of alignment with my Being The Best Vision of evolving an innovative and superior radically decentralized business model. Although I have never met Jim Collins and am sure he is completely unaware of our existence, I am even more certain that he would be completely shocked that Carriage has evolved into a Good To Great / Built To Last Company by rigorously applying a handful of high performance ideas and concepts researched so brilliantly in his book Good To Great.

Let me detail just one unbelievable fact about the Environmental “E” Score in ESG. Wildfires during 2021 in the Taiga forest of Siberia’s Yakutia region were bigger than all other worldwide fires combined. They are burning Boreal forest peat land that overlies thawing permafrost, releasing over 500 million tons of carbon dioxide into the atmosphere in the 2021 fire season alone, much of which is in the form of methane gas, by far the most damaging greenhouse emissions. Smoke from as many as 300 massive wildfires in Russia’s Siberia region reached the geographic North Pole including Canada for the first time in recorded history, according to NASA, “providing more evidence that there are no climate borders on earth as the climate changes.” Many of these fires are left to burn because the region is almost twice the size of Alaska and sparsely populated, while the rest mostly burn out of control because of a lack of equipment and manpower, which have had for years a low priority from an energy and wannabe military superpower now in a war that Russia initiated with Ukraine, which has likely changed the investment landscape worldwide for many years into the future.

Moreover, according to the U.N., the world population will increase to almost 8 billion in 2022, of which only 330 million or 4.1% live in America. An overwhelmingly large percentage of this total live in developing countries such as India, China (still building many coal-fired plants annually), Brazil, Indonesia, Russia (rejoining the developing world rapidly under severe economic sanctions), and many countries in Africa, all of which need cheap energy to build their economies and improve the lives and standards of living for their people. My “wickedly witty” idea to protect America from everyone else’s climate pollution is to build a climate bubble for the lower 48 states. Sadly, Alaska and Hawaii are not “doable deals.” If anyone has the curiosity to learn much more about climate change on Earth than what they know now as

“settled science,” I highly recommend the book by John Dvorak in 2021, “How The Mountains Grew: A New Geological History of North America,” which brilliantly covers the compelling story of climate cycles and the repeated evolution and then extinction of almost all living plant and animal species since earth was formed 4.51 billion years ago.

Climate change and the fossil fuel energy to power our economies are impossible to de-link or replace anytime soon, as Germany and Europe are finding out currently the hard way. As Chancellor Olaf Scholz of Germany told the Bundestag (German Legislature) on Wednesday, March 23, 2022, a boycott of Russian oil and gas would have severe economic and social consequences in Germany and the rest of Europe. Mr. Scholz vowed to end Germany’s dependence on Russian energy as soon as possible (relies on Russia for 55% of its natural gas, 50% of its coal and 35% of its oil), but “To do so from day one to the next would mean plunging our country and all of Europe into recession, and hundreds of thousands of our jobs would be at risk,” Mr. Scholz said, as reported by The New York Times.

On Wednesday, March 23 (same day), Russia doubled down on this irony of all ironies by announcing it would accept only rubles for energy payment, forcing European countries to prop up Russia’s currency and economy while Russia continues its “war crimes invasion and destruction” of Ukraine. I wonder if Institutional Shareholder Services (“ISS”), one of the largest “proxy advisors,” has ever provided an ESG Score to Gazprom, the Russian majority state owned energy giant providing all the natural gas to Germany that has to be paid in rubles.

How many of you reading this letter realize that ISS has been bought and sold six times since its founding in 1985, each time at a higher price (mostly by private equity firms) because of the trend of huge amounts of institutional money flowing into politically correct “ESG sustainability investing,” which also falls under the label of Stakeholder Capitalism. ISS is now owned by the German investment group Deutsche Borse AG (almost equal irony but not quite), yet some prominent institutional investors in the U.S. buy their “research” of unsupported and inapplicable “one size fits all” metrics and ESG Scores, and even worse, vote their share proxies according to ISS’s recommendations. I have studied their fake metrics and read their ridiculous reports on the company I founded over 30 years ago (unrecognizable to me), along with their “peer comparison companies,” none of whose shares I would buy as a self-taught professional investor. It’s a sad day indeed for entrepreneurial risk taking and capital formation in the best public markets in the world when an institutional investor benefitting significantly from our superior shareholder returns chooses instead to vote against management’s recommendations because of a recommendation by ISS.

ISS has a HUGE CONFLICT OF INTEREST, as it owns NO SHARES in Carriage (I own about 10% together with my wife and two grown children), yet they will reach out to us after a bad ESG Score with their offer to help craft a solution. There’s only one small catch: ISS will charge us a not-so-small consulting fee to help resolve a problem (ESG) that never existed in the first place until they “Scored” the fictitious problem using fake metrics that have no connection whatsoever to the reality of our Company, its operations, and wonderful people doing noble work, family-by-family, in all the communities in which we operate.

I co-founded Carriage over thirty years ago with the Mission/Vision of Being The Best in our industry and have built Carriage since then using Five Guiding Principles, the first of which is by far the most profoundly important: Honesty, Integrity and Quality in All That We Do! Paying ISS for protection against a bad ESG Score based on fake metrics violates every word of this First Guiding Principle for me and our Company.

I believe that I have a moral and fiduciary duty to protect our Company and its wonderful leaders and employees from outside danger, and in doing so to protect our shareholders as well, of which I and my family are among the largest. That duty is especially strong for those “little investors” whose life savings are invested in index funds and large asset managers, yet the “little investors” are unaware that the proxies for their investment in our Company are being voted high up in an investment firm by those who have a political and social agenda and don’t know anything about our Company or how to create and increase sustainable shareholder value.

I’m a Vietnam War Veteran from my service in the countryside (no American troops within 30-40 miles) in 1967 / 1968 pioneering the modern concept of counterinsurgency, a life changing experience serving my country that resulted in me evolving into an entrepreneur willing to take the risk of starting Carriage from scratch at 48 years of age with no prior knowledge or experience in the funeral and cemetery business, and no money. Only in America and only in our capital markets would a dream like Carriage have had a chance of becoming a reality as a public company listed on the New York Stock Exchange, so I will be eternally grateful for being born in America.

I have learned in my almost 80 years that someone will always be called upon to summon the courage to speak truth to power, in this case the power of those voting proxies representing all of our common shares. I stand by my conviction that the current proxy system is broken and ask other Chairmen and CEO’s and Board Members, as well as professional money managers who “pick winning companies and their stocks,” to stand proudly with me for change that makes sense for a more democratic system of proxy voting that doesn’t favor the political elite over everyone else.

I have told the proxy personnel that I get to talk to during proxy season when they raise our “problem of not having a woman Board Member” that I would gladly add a woman as our next Board Member that they recommend who fits the profile of a high reputation and skilled value investor in the same vein as Warren Buffett and Charlie Munger, except 50 or 60 years younger. I have yet to get a recommended name, but patience I have learned, is a virtue in investing and getting the Right Who Board Members.

A female investor whose firm has bought a meaningful number of CSV shares is exactly the type of Board Member with real skin in the game that our Company deserves at this pivotal point to highlight the litany of investment merits that confirm “The Best Is Yet To Come.”

–	Mel Payne

CARRIAGE SERVICES, INC.

3040 Post Oak Boulevard, Suite 300

Houston, Texas 77056

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

DATE & TIME: May 17, 2022 9:00 a.m. Central Time

MEETING AGENDA

1.  Elect two (2) class II directors to serve until the 2025 Annual Meeting;

2.  To approve, on an advisory basis, our 2021 Named Executive Officer compensation; and

3.  Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2022.

PLACE: Carriage Services, Inc. 3040 Post Oak Boulevard, Suite 850, Houston, Texas 77056
RECORD DATE: March 18, 2022

YOUR VOTE IS IMPORTANT - YOU CAN VOTE IN ONE OF THREE WAYS:

VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	IN PERSON Attend the Annual Meeting

We are pleased to continue taking advantage of the Notice & Access method of delivery for our Annual Report, Proxy Statement and other Proxy materials (collectively the “Proxy Materials”). The Proxy Materials will be available online as described in this Proxy Statement and hard copies will not be delivered, unless expressly requested by a stockholder.

On or about April 4, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) detailing how to access the Proxy Materials electronically and how to submit your proxy via the Internet. You are entitled to vote if you were a stockholder of record on March 18, 2022. The Notice also provides instructions on how to request and obtain paper copies of the Proxy Materials and proxy card or voting instruction form, as applicable. We continue to believe this process provides our stockholders with a convenient way to access the Proxy Materials and submit their proxies online, while reducing the environmental impact of our Annual Meeting and lowering the costs of printing and distribution.

If your shares are held in a stock brokerage account or by a financial institution or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. Please note that you will need the control number provided on your Notice of Internet Availability of Proxy Materials in order to submit your proxy online.

By order of the Board of Directors,

Steven D. Metzger

Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

April 1, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON TUESDAY, MAY 17, 2022

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the 2021 Annual Report to Stockholders are available at

www.carriageservices.com.

PROXY STATEMENT

This Proxy Statement is being furnished to you by the Board of Directors (our “Board”) of Carriage Services, Inc. (“Carriage Services,” “Carriage,” the “Company,” “we,” “us” or “our”) for use at our 2022 Annual Meeting of Stockholders (our “Annual Meeting”).

Annual Meeting Date and Location

We intend to hold our Annual Meeting in person at our offices at 3040 Post Oak Boulevard, Suite 850, Houston, Texas 77056, on Tuesday, May 17, 2022, at 9:00 a.m., Central Standard Time. If you plan to attend in person, please use the main lobby entrance where you will see an area to check in prior to entering the room.

We continue to monitor the COVID-19 situation and the related recommendations and protocols issued by public health authorities and federal, state, and local governments. If necessary, we may impose additional procedures or limitations on meeting attendees or determine that alternate Annual Meeting arrangements are advisable or required (i.e., a virtual-only meeting). If we determine that such alternative arrangements are advisable or required, then we will announce our decision and post additional information on our Investors Relations website at www.carriageservices.com and file a notice with the SEC. Please check this website in advance of the Annual Meeting date if you are planning to attend in person.

Delivery of Proxy Materials

Mailing Date and Delivery of Proxy Materials

On or about April 4, 2022, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice of Availability”) to our stockholders containing instructions on how to access the Proxy Materials and submit your proxy online. We have made these Proxy Materials available to you over the internet or, upon your request, have delivered paper copies of these materials to you by mail, in connection with the solicitation of proxies by the Board for our Annual Meeting.

Stockholders Sharing the Same Address

Each stockholder of record will receive one Notice of Internet Availability, regardless of whether you have the same address as another registered stockholder. If your shares are held in “street name” (that is, in the name of a financial institution, broker or other holder of record), applicable rules permit brokerage firms and the Company, under certain circumstances, to send one Notice of Internet Availability to multiple stockholders who share the same address. This practice is known as “householding.” Householding saves printing and postage costs by reducing duplicate mailings. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided, you must contact your broker to revoke your consent. You may also contact the Company directly to request copies of materials by submitting a written request to our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, TX 77056. If your household is receiving multiple copies of the Notice of Availability and you wish to request delivery of a single copy, you should contact your broker directly.

Questions and Answers About Our Annual Meeting and Voting

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at our Annual Meeting because you owned shares of our common stock, par value $.01 per share (the “Common Stock”) at the close of business on March 18, 2022, the record date for our Annual Meeting (the “Record Date”), and are therefore entitled to vote at our Annual Meeting.

This Proxy Statement, along with a proxy card, is made accessible, free of charge to you, via the Internet at http://investors.carriageservices.com/annuals-proxies.cfm, or if elected, mailed to our stockholders on

2022 Proxy Statement        1

Proxy Statement

or about April 4, 2022. This Proxy Statement summarizes the information that you need to know in order to cast your vote at our Annual Meeting. As a stockholder, your vote is very important and our Board strongly encourages you to exercise your right to vote. You do not need to attend our Annual Meeting in person to vote your shares. Whether or not you plan to attend our Annual Meeting, we encourage you to vote your shares by voting via the Internet or completing, signing, dating and returning the enclosed proxy card in the envelope provided. See “About Our Annual Meeting – How do I vote my shares?” below.

What am I voting on and how does our Board recommend that I vote?

Proposal Number	Subject of Proposal	Recommended Vote	For details see pages starting on

1	Re-elect Bryan D. Leibman and Dr. Achille Messac to our Board as Class II Directors.	FOR each nominee	6

2	Approve, on an advisory basis, our Named Executive Officer compensation.	FOR the proposal	47

3	Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.	FOR the proposal	49

We will also transact any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board has appointed Melvin C. Payne, our Chief Executive Officer (“CEO”) and Chairman of the Board, and Steven D. Metzger, our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, as the management proxy holders for our Annual Meeting. For stockholders who have their shares voted by duly submitting a proxy via the Internet, by mail, or in person at our Annual Meeting, the management proxy holders will vote all shares represented by such valid proxies as our Board recommends, unless a stockholder appropriately specifies otherwise.

Who is entitled to vote at the meeting?

You may receive notice of and vote at our Annual Meeting if you were a stockholder of record as of the close of business on the Record Date. As of the Record Date, there were 15,360,758 shares of Common Stock outstanding and entitled to vote.

How many votes can I cast?

You are entitled to one vote for each share of Common Stock you owned on the Record Date on all matters presented at our Annual Meeting.

Why is my vote important?

Your vote is important regardless of how many shares of Common Stock you own. Please take the time to vote. Please read the instructions below, choose the way to vote that is easiest and most convenient to you and cast your vote as soon as possible.

What is the difference between a stockholder of record and a “street name” holder?

Most stockholders hold their shares through a financial institution, broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned in street name.

•

Stockholder of Record. If your shares are registered directly in your name with American Stock Transfer & Trust Company, LLC, our transfer agent, you are considered to be the stockholder of record with respect to those shares, and you have the right to grant your voting proxy directly with the Company or to vote in person at our Annual Meeting.

•

Street Name Stockholder. If your shares are held by a financial institution, broker or other nominee, you are considered the beneficial owner of shares held in “street name” and your financial institution,

2        Carriage Services

Proxy Statement

broker or other nominee is the stockholder of record. As the beneficial owner, you have the right to direct your financial institution, broker or other nominee how to vote your shares and are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at our Annual Meeting unless you obtain a legal proxy from the stockholder of record prior to attending our Annual Meeting giving you the right to vote the shares. In order to vote your shares, you will need to follow the directions your financial institution, broker or other nominee provides to you.

How do I vote my shares?

Stockholders of Record. There are three ways to vote:

INTERNET

To vote via the internet, go to “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. You may vote online until 11:59 p.m., Central Standard Time the day before the Annual Meeting.

BY MAIL

If you requested a copy of this Proxy Statement and proxy card and would like to vote by mail, please send your completed and signed proxy card in the prepaid envelope provided so that it is received in the mail by us by May 16, 2022. The shares you own will be voted according to the instructions on the proxy card that you provide. If you return your proxy card but do not mark your voting preference, the individuals named as proxies will vote your shares FOR all of the proposals described in this Proxy Statement.

IN PERSON

If you attend our Annual Meeting, you may vote by delivering your completed proxy card in person or by completing a ballot, which will be available at our Annual Meeting. Attending our Annual Meeting without delivering your completed proxy card or completing a ballot will not count as a vote. Submitting a proxy prior to our Annual Meeting will not prevent you from attending our Annual Meeting and voting in person.

Street Name Stockholder. There are three ways to vote:

BY METHODS LISTED ON VOTING INSTRUCTION FORM

Please refer to the voting instruction form or other information forwarded by your financial institution, broker or other nominee to determine whether you may submit a proxy by telephone or electronically on the Internet, following the instructions on the voting instruction form or other information they provided to you.

BY MAIL

You may indicate your vote by completing and signing your voting instruction card or other information forwarded by your financial institution, broker or other nominee and returning it to them in the manner specified in their instructions.

IN PERSON WITH A PROXY FROM THE RECORD HOLDER

You may vote in person at our Annual Meeting if you obtain a legal proxy from your financial institution, broker or other nominee. Please consult the voting instruction form or other information sent to you by the record holder to determine how to obtain a legal proxy in order to vote in person at our Annual Meeting.

May I change or revoke my vote?

Yes, if you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the meeting by:

•	submitting written notice of revocation no later than May 16, 2022 to our home office, which is located at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary;

•	timely submitting a proxy with new voting instructions using the Internet voting system;

•	submitting a later dated proxy with new voting instructions by mail that is received at our home office by May 16, 2022; or

•	attending our Annual Meeting and voting your shares in person.

If you are a street name stockholder and you vote by proxy, you may change your vote by submitting new voting instructions to your financial institution, broker or other nominee in accordance with such entity’s procedures. Please refer to the materials that your financial institution, broker or other nominee provided to you.

2022 Proxy Statement        3

Proxy Statement

What is a quorum?

A quorum is the presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock entitled to vote on a matter at our Annual Meeting. There must be a quorum for our Annual Meeting to be held. If a quorum is not present, our Annual Meeting may be adjourned or postponed until a quorum is reached. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of votes considered to be present at our Annual Meeting for the purpose of establishing a quorum.

What are “broker non-votes” and abstentions and how do they affect voting results?

If you hold your shares in “street name,” you will receive instructions from your financial institution, broker or other nominee describing how to vote your shares. If you do not instruct your financial institution, broker or other nominee how to vote your shares, they may vote your shares as they decide as to each matter for which they have discretionary authority under the rules of the New York Stock Exchange (the “NYSE”).

There are also non-discretionary matters for which financial institutions, brokers and other nominees do not have discretionary authority to vote unless they receive timely instructions from you. When a financial institution, broker or other nominee does not have discretion to vote on a particular matter and you have not given timely instructions on how the financial institution, broker or other nominee should vote your shares, a “broker non-vote” results. Although any broker non-vote would be counted as present at the meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If your shares are held in street name and you do not give voting instructions, pursuant to NYSE Rule 452, the record holder will not be permitted to vote your shares with respect to Proposal 1 (Election of the Class II Directors) and Proposal 2 (Advisory Vote to Approve Our Named Executive Officer Compensation) and your shares will be considered “broker non-votes” with respect to these proposals. If your shares are held in street name and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal 3 (Ratification of the Appointment of Grant Thornton LLP) in the discretion of the record holder.

Abstentions occur when stockholders are present at our Annual Meeting in person or by proxy but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will have no effect on the election of directors but will have the effect of a vote against the other proposals being considered at the meeting.

What vote is required to approve each proposal?

•

Proposal 1 (Election of the Class II Directors): To be elected, each director nominee must receive the affirmative vote of at least a majority of the votes of the shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. This means that the director nominees with more votes cast in favor of than votes withheld from the election will be elected. Broker non-votes will have no effect on the outcome of the vote for directors.

•

Proposal 2 (Advisory Vote to Approve Named Executive Officer Compensation): Approval of this proposal requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal. Broker non-votes will have no effect on the outcome of the vote on this proposal. While this vote is required by law, it will neither be binding on us, our Board or our Compensation Committee, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us, our Board or our Compensation Committee. However, our Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

•

Proposal 3 (Ratification of the Appointment of Grant Thornton LLP): Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending

4        Carriage Services

Proxy Statement

December 31, 2022 requires the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock present in person or represented by proxy at our Annual Meeting and entitled to vote on the proposal. In accordance with applicable Delaware law, abstentions will have no effect “for” or “against” this proposal.

Who will bear the cost of soliciting votes for our Annual Meeting?

We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, uploading to and hosting on the Internet, and printing and mailing of this Proxy Statement, the proxy card and any additional information furnished to our stockholders in connection with our Annual Meeting. In addition to this solicitation by internet or mail, certain directors, officers and employees may also solicit proxies on our behalf by use of mail, telephone, facsimile, electronic means, in person or otherwise. These persons will not receive any additional compensation for assisting in the solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation. We reimburse financial institutions, brokers, custodians, nominees and fiduciaries for their reasonable charges and expenses to forward our proxy materials to the beneficial owners of our Common Stock.

Where can I find the voting results?

We will report the voting results in a Current Report on Form 8-K with the SEC within four business days of our Annual Meeting.

May I propose actions for consideration at next year’s Annual Meeting or nominate individuals to serve as directors?

You may submit proposals for consideration at future annual meetings. See “Stockholder Proposals for the 2023 Annual Meeting” for information regarding the submission of stockholder proposals for next year’s Annual Meeting.

How do I get directions to the Annual Meeting?

For directions to the Annual Meeting, please contact our Corporate Secretary at (713) 332-8400.

2022 Proxy Statement        5

PROPOSAL NO. 1:

ELECTION OF CLASS II DIRECTORS

We currently have six directors on our Board who each serve staggered three-year terms. At our Annual Meeting, the stockholders will re-elect two individuals to serve as our Class II Directors for a new three-year term expiring on the date of our 2025 Annual Meeting and until their successors are duly elected and qualified. This classification of our Board may have the effect of delaying or preventing changes in control of our Company.

Our Corporate Governance Committee has recommended that we nominate Bryan D. Leibman and Dr. Achille Messac for re-election at our Annual Meeting to serve as our Class II Directors for a new three-year term. Proxies may be voted for each of the Class II Directors. The biographical description for Mr. Leibman and Dr. Messac are included below.

On May 17, 2021, James R. Schenck resigned as a member of the Board, as a Class I director.

On July 28, 2021, upon the recommendation of our Corporate Governance Committee, the Board realigned the Company’s classes of directors to provide for equal apportionment among the three classes, as contemplated by the Company’s Amended and Restated Certificate of Incorporation. To facilitate the class realignment, on July 28, 2021, Barry K. Fingerhut resigned from the Board as a Class II director, and, effective as of July 28, 2021, was re-elected by the Board to serve as a Class I director until the Company’s 2024 annual meeting of shareholders.

Directors are elected by a majority of votes cast. Our bylaws provide that in an uncontested election if the nominee director does not receive a majority of the votes cast, the nominee must promptly deliver a written resignation to our Board and will continue to serve as a holdover director until the effective date of the director’s resignation, which may be no later than 120 days after the date of the election. Our Board, by a majority vote, is then required to promptly determine whether to accept the resignation of the director or decline to accept the resignation. If our Board declines to accept the resignation, the director may continue to serve as long as the director received a plurality of the votes cast. If our Board accepts the resignation, the directorship will become vacant and the Board may then fill the vacancy by a majority vote. In the event of a contested election of directors, our bylaws provide that directors will be elected by the vote of a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors.

Independence	Age	Tenure*
* - Independent Directors only

6        Carriage Services

Proposal No. 1 Election of Class II Directors

Skills and Qualifications

Industry Experience	1

Senior Leadership Experience				6

Risk Oversight and Management Experience			5

Operations Experience		4

Regulatory Experience			5

Finance / Accounting		4

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. In particular, our Board seeks individuals who demonstrate:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•	Business and investment savvy, including an owner-oriented attitude and conviction that Carriage has evolved into a high value, superior investment platform; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.

Described below are the principal occupations, positions and directorships for at least the past five years of our director nominees and continuing directors, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on our Board. There are no family relationships among any of our directors or executive officers.

2022 Proxy Statement        7

Proposal No. 1 Election of Class II Directors

Nominees for Director

Bryan D. Leibman President and Chief Executive Officer of Frosch Travel Age: 53 Director since 2015 (Class II) Committees: • Compensation • Audit • Corporate Governance

Bryan D. Leibman has been the President and Chief Executive Officer of Frosch Travel, a privately held global travel management company, since 2000. He is a certified physician who opted to pursue his passion for business and entrepreneurship by joining and leading his family’s successful travel business in 1998. Mr. Leibman received a BA from Brown University and an MD from Baylor College of Medicine.

Additional Qualifications:

Mr. Leibman, who serves as our Lead Director, brings executive leadership experience, along with a strong background in entrepreneurial growth and extensive experience in mergers and acquisitions to our Board.

Dr. Achille Messac Former Dean of Engineering for Howard University and Mississippi State University Age: 65 Director since 2020 (Class II) Committees: • Compensation • Audit • Corporate Governance

Dr. Achille Messac previously served as the Dean of Engineering for Howard University from 2016 to 2019, and previously for Mississippi State University. Prior to his leadership roles at those institutions, Dr. Messac served as a senior member of the technical staff at Draper Laboratory where he contributed to work in critical areas of aerospace engineering, including work for the Space Shuttle and Space Station. Dr. Messac has also served on the Board as Faculty Senate President for Rensselaer Polytechnic Institute, as Department Chair and Distinguished Professor at Syracuse University, as professor at Northeastern University, and has served on the Board of the American Institute of Aeronautics and Astronautics. Dr. Messac received his BS, MS and PhD from MIT in aerospace engineering and is a Fellow of the American Institute of Aeronautics and Astronautics, The American Society of Mechanical Engineering, and The American Association for the Advancement of Science.

Additional Qualifications:

Dr. Messac brings to the Board extensive leadership in the aerospace and higher education technological fields, which included significantly advancing performance, strategic capital allocation, and fiscal effectiveness. Additionally, his leadership and past experiences, along with leading roles in strategic planning, resulted in successful approaches to advance high performance.

You may not cumulate your votes in the election of the Class II Director nominees. You may withhold authority to vote for the nominee for director. If a nominee becomes unable to serve as a director before our Annual Meeting (or decides not to serve), the individuals named as proxies will vote, in accordance with instructions provided, for such other nominee as we may designate as a replacement or substitute, or our Board may reduce the size of the Board to eliminate the vacancy.

BOARD RECOMMENDATION

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE CLASS II DIRECTOR NOMINEES.

8        Carriage Services

Proposal No. 1 Election of Class II Directors

Continuing Directors

Barry K. Fingerhut Chief Executive Officer of Certification Partners, LLC Age: 76 Director since 2012 (Class I) Committees: • Compensation (Chair) • Audit • Corporate Governance

Barry K. Fingerhut has served as the Chief Executive Officer and majority equity owner of Certification Partners, LLC, a developer and global distributor of vendor neutral IT content and certifications, since the fall of 2010. Prior to 2010, he focused much of his career investing in small capitalization companies in the for-profit education and training industry, financial services industry, as well as other industries. Currently, he serves on a number of private company and non-profit Boards. Mr. Fingerhut previously served on our Board from 1995 through 1999. He received a BS with distinction from the University of Maryland and an MBA with distinction in Finance/Investments from New York University.

Additional Qualifications:

Mr. Fingerhut brings to the Board extensive and broad investment experience along with significant historical knowledge of Carriage.

Douglas B. Meehan Deputy Chief Investment Officer for van Biema Value Partners, LLC Age:50 Director since 2018 (Class III) Committees: • Compensation • Audit • Corporate Governance

Douglas B. Meehan has served as the Deputy Chief Investment Officer for van Biema Value Partners, LLC, an investment management firm, since 2012. Prior to joining van Biema Value Partners, Mr. Meehan worked as a research analyst at a proprietary securities fund within Sentinel Real Estate Corp., a privately held real estate investment advisor in New York. He also worked with Duma Capital Partners, a multi-strategy hedge fund, as a research analyst. Mr. Meehan received a BA in Philosophy from Columbia University, a PhD in Philosophy and Cognitive Science from the City University Graduate Center, and an MBA from Columbia Business School, where he participated in the Applied Value Investing Program.

Additional Qualifications:

Mr. Meehan brings to the Board his extensive financial markets and real estate experience, as well as experience with sophisticated transactions.

2022 Proxy Statement        9

Proposal No. 1 Election of Class II Directors

Donald D. Patteson, Jr.

Former Chairman of the Board of Directors and Chief Executive Officer of Sovereign Business Forms, Inc. (“Sovereign”)

Age: 76

Director since 2011 (Class III)

Committees:

•  Compensation

•  Audit (Chair)

•  Corporate Governance

Donald D. Patteson, Jr. was the founder and, prior to its sale in June 2014, the Chairman of the Board of Directors of Sovereign Business Forms, Inc. (“Sovereign”), a consolidator in a segment of the printing industry. He also served as Chief Executive Officer of Sovereign from August 1996 until his retirement in August 2008. Prior to founding Sovereign, he served as Managing Director of Sovereign Capital Partners, an investment firm specializing in leveraged buyouts. He also served on the Board of Directors of Rosetta Resources Inc. and Cal Dive International, Inc. until 2015. Mr. Patteson received a BA and an MBA with a concentration in finance from the University of Texas.

Additional Qualifications:

Mr. Patteson brings to the Board his executive experience as a Chief Executive Officer and Chief Financial Officer, enabling him to provide the Board with executive and financial management expertise, as well as experience with major financial transactions.

Melvin C. Payne Co-Founder of Carriage Age: 79 Director since 1991 (Class I) Committees: • None

Melvin C. Payne, co-founder of Carriage, has served as our CEO and a director since our inception in 1991, and as Chairman of the Board since December 1996. Prior to co-founding Carriage, Mr. Payne held a variety of financial and executive leadership roles, including serving as an Executive Vice President for WEDGE Group where he focused on leveraged buyouts; serving as Chief Financial Officer and then President and Chief Executive Officer for Independent Refining Company; serving as Head of the Chemical Division for Texas Commerce Bank; and overseeing the analysis and private placement of industrial and commercial loans at Prudential Insurance Company.

Additional Qualifications:

Mr. Payne, a Vietnam Veteran, earned his Bachelors in Chemical Engineering from Mississippi State University and his MBA from Tulane University.

10        Carriage Services

CORPORATE GOVERNANCE

Board Leadership Structure

Carriage was founded with the Mission Statement to be the most professional, ethical and highest quality funeral and cemetery service organization in our industry, which we have shortened for communication purposes to Being The Best, and is achieved through alignment with our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership

All of our directors, officers and employees must be aligned with these Five Guiding Principles to ensure outstanding execution of our three core models and all other elements and linkages of Carriage’s High Performance Culture Framework. While our commitment is to all Five Guiding Principles equally, there is a reason why the First Guiding Principle is the First of the Five; because it is the foundation and cornerstone Guiding Principle upon which our Mission of Being The Best and other Four Guiding Principles are built upon.

At a high level, commitment to our Mission Statement and alignment with our Five Guiding Principles, together with a relentless focus to execute our Good To Great Concepts such as “First Who, Then What” and “Right People in the Right Seats”, is what drives our high performance operating results. Our Board understands the importance and uniqueness of these qualitative drivers of Carriage’s High Performance Culture as being critical towards our ability to execute sustainable, high performance quantitative results consistently over time through outstanding execution of our three core models. Our Board also fundamentally understands that the biggest continuing risk for the Company is that executive and senior leadership will not continue the evolution of our unique High Performance Culture ideas and concepts. Our continued success and effective risk management emanates from being highly selective about leadership of the Company and finding leaders who are aligned with our Five Guiding Principles and the idea of Carriage as a High Performance Culture Company. We utilize a 4E Leadership Model, initially developed by Jack Welch at General Electric and then tailored and evolved in our unique culture, to select and assess our leaders at all levels of the Company. 4E Leaders have a winning, entrepreneurial, competitive spirit and want to make a difference in Carriage’s sustainable high performance and reputation over time.

Melvin C. Payne, our co-founder and largest individual stockholder, is our CEO and Chairman of our Board. Our Board believes that it is in the best interest of Carriage and its stockholders for Mr. Payne to serve as both our CEO and Chairman of our Board, based upon Mr. Payne’s specific expertise, unique knowledge of the Company, passion and long-term vision for Carriage. This arrangement provides a clear, unified strategic vision and 4E Leadership approach for Carriage, ensures partnership and alignment between senior leadership and our Board, and enables the Company to continue its evolution as a High Performance Culture Company that just happens to be in the funeral and cemetery service business. Mr. Payne is also best positioned to lead our Board through reviews of key business and strategic issues and, most importantly, to lead the Board’s understanding of the linkage of Carriage’s unique High Performance Culture to the Company becoming recognized as a superior Consolidation, Operating and Value Creation investment platform.

Our Compensation Committee performs an annual evaluation of our CEO’s performance. As part of that annual evaluation and long-term planning, our Corporate Governance Committee is charged with evaluating the succession of our CEO. Mr. Payne agreed to an extension of his employment agreement on

2022 Proxy Statement        11

Corporate Governance

February 17, 2021, which will ensure his continued leadership as CEO for an additional seven years. On June 2, 2021, as part of a broader succession plan format, our Board, in coordination with our CEO, established a new Strategic Vision and Principles Group (the “SVPG”) that is chaired by our CEO, along with appointing Carlos Quezada to Executive Vice President and Chief Operating Officer, Steven D. Metzger to Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, and C. Benjamin Brink to Executive Vice President, Chief Financial Officer and Treasurer. In conjunction with their respective appointments, each of Messrs. Quezada, Metzger and Brink serve as members on the SVPG. Subsequently, on February 23, 2022, our Board appointed Carlos Quezada to President and Chief Operating Officer. The creation of the SVPG, and the subsequent promotion of Mr. Quezada, will allow Mr. Payne to allocate more of his time, passion and energy developing the members of the SVPG as future executive leaders of the Company, along with mentoring them on the Company’s never ending Good To Great journey. That being the case, the Corporate Governance Committee continues to annually consider and discuss CEO succession planning. The Board also periodically reviews our leadership structure to determine if it is still appropriate in light of the Company’s specific circumstances and needs and any other relevant factors.

We also have the position of Lead Director, who is required to be qualified as independent and appointed by a majority of the independent directors. The Lead Director’s role is to lead and facilitate the function of our Board independently and to enhance the quality of our Board by facilitating their deeper understanding of Carriage’s High Performance Culture Framework. The Lead Director presides at the executive sessions of the independent directors during quarterly Board meetings. Bryan D. Liebman currently serves as our Lead Director.

Risk Oversight of the Board

We believe that the oversight function of our Board and its committees combined with active dialogue with senior leadership about effective risk management relative to continuously assessing for the “Right Who” leaders and the Right Quality of Staff at all levels, provides our Company with the appropriate framework to help ensure effective risk oversight. There is a fundamental Board understanding that one of our biggest risk areas for the Company is not having or not hiring the “Right Who” senior leadership in the future, and that hiring the “Wrong Who” senior leadership, including and especially the CEO in case Mr. Payne was for some reason unable to fulfill his CEO responsibilities, could have a major negative impact on the nature of Carriage’s High Performance Culture.

Additionally, in executing this responsibility, our Board provides their oversight, including risk oversight and a significant amount of time is spent by our Board and committees, in conjunction with senior leadership, discussing how we identify, assess and manage our most significant risk exposures with respect to our Company, leadership and people. For example, during 2021, those processes included regular update calls outside of quarterly Board meetings to discuss impacts from COVID-19 pandemic on the business, how senior leadership was addressing those impacts and related performance and operational concerns. The Board was also involved in regular discussions during operational and strategic reviews with the Company’s senior leadership, as well as discussions surrounding the programs, policies, processes and controls related to the Company’s financial activities and performance; controllership and financial reporting; executive officer development and evaluation; compliance with the Company’s Code of Business Conduct and Ethics; applicable laws and regulations; information technology; and internal audits. Our Board also relies on each of its committees to help administer its oversight duties for those areas which they have oversight responsibilities.

Director Qualification, Experience and Tenure

Our Corporate Governance Committee is responsible for reviewing the requisite skills and characteristics of new Board members as well as the composition of our Board with significant input from our senior leadership team.

12        Carriage Services

Corporate Governance

It is the position of our Corporate Governance Committee that, as a company of our size in the specialized field of death care, it is important for our directors to understand, support and align with our culture. Thus, we strive to seek individuals who demonstrate the following characteristics or attributes:

•	A deep, genuine belief, understanding and commitment to our Being The Best Mission Statement and Five Guiding Principles;

•

Business and investment savvy, including an owner-oriented attitude and conviction that we have evolved into a superior stockholder value creation investment platform and therefore represent a superior long-term investment opportunity; and

•	An ability to make a meaningful contribution and engagement to our Board’s oversight of all elements and linkages of our High Performance Culture Framework.

As a result, it is difficult to define what the perfect director candidate looks like. For Carriage, diversity of all kinds, including, but not limited to, experience, age, gender, ethnic background, skills, perspective and background are important contributing factors to effective decision-making. Thus, the Corporate Governance Committee believes it is in the best interest of Carriage to identify the best candidates for its board, cognizant of diversity in all forms and will continue to find ways to ensure that it is doing so.

While no director may serve on more than five other public company boards or on the audit committee for more than two other public company boards, we prefer candidates that are singularly focused on Carriage’s uniqueness and not on being a “Professional Board Member.” We currently have no established term limits or age restrictions, as we do not wish to risk losing the contribution of directors who have been able to develop an increasing insight and deep understanding into our unique High Performance Culture Framework.

We currently have six directors on our Board who each serve staggered three-year terms. Five directors are independent. The average age of all directors currently serving on our Board is 66.5 years. The average age of all independent directors is 64 years. The average tenure of all independent directors is 6.8 years.

Director Nomination Process

Our Corporate Governance Committee, with assistance from internal and external resources as the Committee desires, identifies potential candidates for our Board based upon the criteria set forth above. Once a potential candidate is identified and the individual expresses a willingness to be considered for election to our Board, our Corporate Governance Committee and Mr. Payne will request information from the candidate, review the individual’s qualifications, and conduct one or more interviews with the candidate. When this process is complete, our Corporate Governance Committee tenders its recommendation to our full Board for consideration.

Our Corporate Governance Committee will also consider candidates recommended by stockholders in the same manner. A stockholder may recommend nominees for director by giving our Corporate Secretary a written notice not less than 90 days prior to the anniversary date of the immediately preceding Annual Meeting. For our 2023 Annual Meeting of Stockholders, the deadline will be February 16, 2023, based upon this year’s meeting occurring on May 17, 2022. The notice must include the name and address of the stockholder giving notice and the number of shares of Common Stock beneficially owned by the stockholder. The notice must also include the nominee’s full name, age, business address, principal occupation or employment, the number of shares of Common Stock that the nominee beneficially owns, any other information about the nominee that must be disclosed in proxy solicitations under Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the nominee’s written consent to the nomination and to serve, if elected.

Organization and Committees of Our Board

During 2021, our Board met 7 times and acted by unanimous written consent 5 additional times. Each of the directors attended all of the meetings of our Board except for Mr. Leibman and Mr. Patteson, Jr. who were each unable to attend the meetings held on July 26, 2021 and July 28, 2021, along with Mr. Leibman

2022 Proxy Statement        13

Corporate Governance

being unable to attend the meeting held on January 26, 2021. Each year we hold the Annual Meeting on the same day as our Board and Committee meetings such that all directors may attend the Annual Meeting. All of our then current directors attended the 2021 Annual Meeting of Stockholders.

Our Board has a Compensation, Audit and Corporate Governance Committee. The current members of each committee as of the Record Date are identified in the table below. Each of these committees has its own charter, and a copy of the current version is available on our website at www.carriageservices.com. The functions of each committee and the number of meetings held during 2021 are described below.

Director	Compensation	Audit	Corporate Governance

Melvin C. Payne(*)	—	—	—

Bryan D. Leibman(I)(L)	X	X	X

Barry K. Fingerhut(I)	Chairman	X	X

Douglas B. Meehan(I)	X	X	X

Dr. Achille Messac(I)	X	X	Chairman

Donald D. Patteson, Jr.(I)	X	Chairman	X
(*)	As CEO of the Company, Mr. Payne is not independent.
(I)	Independent Director.
(L)	Lead Director.

Compensation Committee.

Our Compensation Committee’s principal functions and responsibilities are to:

•	review, evaluate and approve our executive officer compensation plans, policies and programs;

•	recommend to our Board non-employee director compensation plans, policies and programs;

•	produce the Compensation Committee Report on executive compensation for inclusion in our proxy statement for our Annual Meeting of Stockholders;

•	administer, review and approve grants under our stock incentive plans; and

•	perform such other functions as our Board may assign from time to time.

Generally, our Board has charged our Compensation Committee with the overall responsibility for establishing, implementing and monitoring the compensation for our executive officers and senior leadership team. Executive compensation matters are presented to the Compensation Committee in a variety of ways, including: (1) at the request of our Compensation Committee Chairman or two or more members of the Compensation Committee or two members of our Board, (2) in accordance with our Compensation Committee’s agenda, which is reviewed by our Compensation Committee members and other directors on an annual basis, (3) by our CEO or (4) by our Compensation Committee’s outside compensation consultant, if a consultant is engaged by our Compensation Committee.

To the extent permitted by applicable law, our Compensation Committee may delegate some or all of its authority under its charter to its chairman, any one of its members, or any subcommittees it may form when it deems such action appropriate. Mr. Payne, as our Chairman of the Board and CEO, makes recommendations on compensation decisions for those other than himself based on the individual performance of each executive officer or senior leader and the Company’s overall performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting compensation information and analysis to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•

developing recommendations for individual executive officer and senior leadership bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

14        Carriage Services

Corporate Governance

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.

Our Compensation Committee makes all final decisions regarding executive officer compensation.

Our Compensation Committee met 3 times during 2021 and acted by unanimous written consent 6 additional times. Each member of our Compensation Committee was present at all meetings. Our Board has determined that all of the members of the committee are independent under the listing standards of the NYSE and the rules of the SEC. Each of the members of the committee is considered to be a “non-employee director” under Rule 16b-3 of the Exchange Act, and an “outside director” under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Audit Committee.

Our Audit Committee’s principal functions and responsibilities are to:

•	assist our Board in fulfilling its oversight responsibilities regarding the:

•	integrity of our financial statements and financial reporting process, and our systems of internal accounting and financial controls;

•

qualifications and independence of the independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other review or attestation services for Carriage;

•	performance of our internal audit function and independent auditors;

•	whistleblower hotline and associated reporting procedures; and

•	compliance by Carriage with legal and regulatory requirements.

•	perform such other functions as our Board may assign to our Audit Committee from time to time.

In connection with these purposes, our Audit Committee annually selects, engages and evaluates the performance and ongoing qualifications of, and determines the compensation for, our independent registered public accounting firm and confirms its independence. The Audit Committee also reviews our annual and quarterly financial statements and meets with our management and independent registered public accounting firm regarding the adequacy of our financial controls and our compliance with legal, tax and regulatory matters and significant internal policies.

Our Audit Committee met 6 times during 2021 and did not act by unanimous written consent. All committee members were present at such meetings, except for Mr. Leibman and Mr. Patteson Jr., who were each unable to attend the meetings held on July 26, 2021 and July 28, 2021. All members of our Audit Committee are independent as defined in the NYSE’s listing standards and by Rule 10A-3 promulgated under the Exchange Act. Our Board has determined that each member of our Audit Committee is financially literate and that Mr. Patteson has the necessary accounting and financial expertise to serve as Chairman. Our Board has also determined that Mr. Patteson is an “audit committee financial expert” following a determination that he met the criteria for such designation under the SEC’s rules and regulations. See the “Audit Committee Report” on page 48 for additional information regarding our Audit Committee.

Corporate Governance Committee.

Our Corporate Governance Committee’s principal functions and responsibilities are to:

•	assist our Board by identifying individuals qualified to become Board members, and to recommend to our Board the director nominees for the next Annual Meeting of Stockholders;

•	assist our Board with succession planning for our CEO and other members of the Executive Leadership Team;

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Corporate Governance

•	lead our Board in its annual review of the performance of our Board and its committees;

•	review the Company’s compliance programs, including, but not limited to, the Code of Business Conduct and Ethics and the Insider Trading and Anti-Hedging Policy; and

•	perform such other functions as our Board may assign to our Corporate Governance Committee from time to time.

Our Corporate Governance Committee met 2 times during 2021 and did not act by unanimous written consent. All committee members were present at such meetings except for Mr. Leibman and Mr. Patteson Jr., who were each unable to attend the meeting held on July 28, 2021 .

Director Independence

In accordance with applicable laws, regulations, our Corporate Governance Guidelines, and the rules of the NYSE, our Board must affirmatively determine the independence of each director and director nominee. Accordingly, our Board determined that Messrs. Fingerhut, Leibman, Meehan, Messac, and Patteson do not have a material relationship with Carriage (either directly or as a partner, stockholder or officer of an organization that has a material relationship with Carriage) and are “independent” as defined under the NYSE’s listing standards and by the SEC under Item 407(a) of Regulation S-K.

Mr. Payne is not independent because he is an employee of Carriage and currently serves as our CEO.

Board’s Interaction with Stockholders

Our CEO and Executive Leadership Team are responsible for establishing effective communication with our stockholders. Independent directors are not precluded from meeting with stockholders, but where appropriate, our CEO or other members of our Executive Leadership Team should be present at such meetings.

Stockholders and other interested parties may contact any member of our Board or any of its committees by addressing any correspondence in care of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056; Attn: Corporate Secretary. In the case of communications addressed to the independent directors, our Corporate Secretary will send appropriate stockholder communications to the Lead Director. In the case of communications addressed to a committee of our Board, our Corporate Secretary will send appropriate stockholder communications to the Chairman of such committee.

Annual Evaluations

In accordance with our Corporate Governance Guidelines, our Board members perform annual self-evaluations. These self-evaluations are conducted through written questionnaires circulated typically in January prior to the first regularly scheduled meeting of the Board. At the first regularly scheduled Board meeting before the Annual Meeting of Stockholders, detailed results of the self-evaluations are provided to the Corporate Governance Committee Chairman and discussed at the Board meeting.

Corporate Governance Guidelines, Business Conduct and Ethics

We are committed to integrity, reliability and transparency in our disclosures to the public, all characteristics consistent with our First Guiding Principle, “Honesty, Integrity and Quality in All That We Do.” To evidence this commitment, our Board has adopted charters for its committees, Corporate Governance Guidelines and a Code of Business Conduct and Ethics. These documents provide the framework for our corporate governance. Our Code of Business Conduct and Ethics requires that all of our directors, officers and employees must be in alignment with our Five Guiding Principles to achieve our Mission Statement of being the most professional, ethical and highest quality service organization in the funeral and cemetery industry.

A complete copy of the current version of each of these documents is accessible through our website at www.carriageservices.com or you may receive copies free of charge by writing to us at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, Attn: Corporate Secretary.

16        Carriage Services

Corporate Governance

Compensation Committee Interlocks and Insider Participation

During 2021, Messrs. Fingerhut, Leibman, Meehan, Messac, and Patteson served on our Compensation Committee. None of Messrs. Fingerhut, Leibman, Meehan, Messac, or Patteson at any time been an officer or employee of our Company nor had any substantial business dealings with us. None of our Named Executive Officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or our Compensation Committee.

2022 Proxy Statement        17

The Carriage High Performance Culture

Our Commitment to an Empowered and Enduring Company, Culture, and Partnership with our Communities

At Carriage, we are aware of the recent focus on “ESG,” but rather than change a long cultivated and effective approach focused on people and empowerment to make thoughtful and broadly meaningful decisions, in an effort to instead fit a pre-determined system crafted by third parties who are unfamiliar with our Company, we believe it is more helpful to provide greater detail to our shareholders as to who and what have been helping drive our High Performance these past several years. Our focus when it comes to building and continuously developing a company and culture of empowered leaders has been, and always will be, people.

Investment in People

We are focused on Being the Best in our industry and, as a result, everything begins with our employees. We empower our team to make decisions that will have a positive and lasting impact, not only on the client families who we are privileged to serve, but also within our communities, ultimately resulting in long term value for our shareholders. In order to equip, position and motivate our employees to make these important, and often local decisions, we are intentional in creating a culture driven by both High Performance and our Five Guiding Principles, both of which have served as the foundation for Carriage for more than 30 years. We have written extensively over the years about our unique culture and encourage our shareholders to review prior releases for greater insight.

In combination with this focus on culture, we also invest holistically in our employees, from education and development (e.g. health and safety training, tuition reimbursement programs, etc.) to financial wellness (e.g. an employee stock purchase plan, 401k Plan with a company match, etc.) to an overall focus on physical and mental wellness (free biometric screenings resulting in discounts on health insurance, discounts on gym memberships, an employee assistance program, etc.). For 2022, we have also welcomed the creation of Carriage’s first ever “Wellness Committee” which is comprised of a number of Carriage employees who have a passion for, and are focused on, continuing to build upon a program of enhanced and broad wellness opportunities for our approximately 2,700 employees. We are continuously exploring opportunities to invest in the education, development and well-being of our most important asset – our people.

People Driven Purpose

Our focus on people and culture begins with our employees who then lead the service provided to our client families along with our partnership with the numerous communities of which we are a part. As it relates to our focus on partnership with our client families and our communities, our businesses are intimately involved with their respective communities at a local level. We encourage any shareholder who would like to learn more about the unique relationships between our businesses and their local communities to reach out to one of our Managing Partners.

At a broader level of support and engagement, “Carriage Cares” is our 501(c)(3) non-profit organization which is overseen by a committee of employees. While currently entirely funded by our employees, Carriage Cares was initially established years ago to support fellow employees who were adversely impacted by natural disasters. The purpose and reach of Carriage Cares has since grown through the passion of its committee members who have worked together to expand our fundraising focus in an effort to identify opportunities within the various communities across the country for our businesses to give back, not only with financial contributions to support local charitable causes, but also through “roll up our sleeves” volunteer opportunities.

18        Carriage Services

The Carriage Connection

First Who Then What

As it relates to our focus on people, we also believe diversity is a key component to our success and can be found in a number of areas, including thought, gender, race, ethnicity, age and life experience, among many other areas. Diversity, in all senses of the word, within Carriage continues to expand. For example, within our decentralized owner/operator model, our entrepreneurial Managing Partners who lead our businesses are our most critical leaders. Over the course of the past five years, we have seen the number of women serving in our Managing Partner roles steadily increase each year. More specifically, the number of women leading our businesses has nearly doubled during this short time. Moreover, some of our top producing Sales Managers are women and our two most recent additions to our Director of Support and Sales Support leadership teams are women.

Managing Partners Diversity
81% increase of Female Managing Partners since 2017

Among our Support Center Team of 112 employees, more than half are women and 53% are racial or ethnic minorities. We are also proud to employ a team of more seasoned employees, with an average age of 53 across our businesses.

53% of our Support Center Team are racial or ethnic minorities	We are proud to employ a team of more seasoned employees, with an average age of 53 across our businesses

It is important to note that none of these numbers are driven by quotas or a “check the box” approach to diversity. It is entirely organic and the result of a High Performance Culture where we will always seek out the very best talent, regardless of gender, race or age. Rather than be directed by those outside of our Company to look for candidates who fit a particular profile, we will continue to focus on recruiting the very best talent that, in our experience, naturally leads to a broadly diverse High Performance Team.

2022 Proxy Statement        19

The Carriage Connection

With that said, it is our thought diversity of which we are most proud and focused. From our businesses to our Support Center, we encourage our employees to be independent thinkers and drive thoughtful decision-making supported by both data and creativity. We do not subscribe to a “playbook” approach that should be followed by every business, but rather an encouragement to know your employees, customers, and your community and then build a customized approach that best serves those unique stakeholders. One size most certainly does not fit all at Carriage.

The Right Who’s Making the Right Decisions

We believe that when you empower The Right Who to make decisions rather than force outside initiatives down, you will see positive and lasting results occur organically. For example, as it relates to environmental matters, as our businesses are updated or remodeled, or where we expand our business, we empower our Managing Partners to use energy-efficient lighting, heating, and cooling at their businesses. Managing Partners also have the autonomy to add electric vehicles to their fleets. Additionally, we partner with and support our Managing Partners and the businesses they lead from our Support Center, which occupies approximately 48,000 square feet of leased office space in Houston, Texas. The home of our Support Center has obtained a LEED Silver Certification and an ENERGY STAR Certified score of 94. These are all decisions our leaders are empowered to make without receiving a mandate from a third party who is neither familiar with our local business or the community.

Moreover, we operate cemeteries across several states that have been challenged in recent years by drought and other water usage issues, such as California, Nevada and Idaho. While we have a duty to perpetually maintain and irrigate these cemeteries, our Managing Partners are sensitive to water issues affecting their local communities. As part of an effort to lessen our impact on municipal water sources in those communities, along with being good community partners, we use, where available, water resources drawn from on-site wells or reclaimed water sources for our cemetery maintenance and irrigation activities, as opposed to utilizing municipal or other resource-constrained water sources. As of December 31, 2021, twelve of our thirty-one, or approximately 39%, of our cemeteries utilized on-site wells or reclaimed water sources for our cemetery maintenance and irrigation activities, with one cemetery in the process of completing an on-site well.

39% of our cemeteries utilized on-site wells or reclaimed water sources for our cemetery maintenance and irrigation activities

We believe our decentralized approach to operating our businesses leads to not only growth in local markets, but shows our commitment to being good community partners, along with demonstrating the difference our people and businesses can make in the communities they serve, environmental or otherwise, particularly when they are empowered to lead and customize these local approaches.

Experienced Leadership & Continuous Education, Growth and Improvement

Leading this “First Who Then What” approach to culture and decision-making is our management team and Board of Directors who each bring a unique background and set of skills that have contributed to the Company’s transformation, turnaround, and High Performance over the past several years. When it comes to governance, we believe “good governance” begins with a strong team who have worked together to build a proven track record of performance.

20        Carriage Services

The Carriage Connection

As part of our Board’s strategic and risk oversight, the Board continually assesses whether changes to our corporate governance policies and practices are appropriate with regular reviews and updates to not only those policies, but also to our by-laws and committee charters. Our Board is also encouraged to continuously learn and grow through various avenues, including customized questionnaires and discussions surrounding key hypotheticals involving the Company’s future, invitations to attend our regular operations leadership calls to learn more about what is driving performance, as well as educational opportunities both presented during Board and Committee meetings, as well as support to gain additional education outside of meetings.

We encourage our shareholders to take the time to learn more about the unique background of each individual member of the Company’s Management Team and Board of Directors to better understand these individuals, their stories, and the impact he or she has had on Carriage’s High Performance Culture.

2022 Proxy Statement        21

DIRECTOR COMPENSATION

General

We compensate our non-employee directors through cash payments or unrestricted shares of Common Stock, as elected by the Board member, including retainers. Our Director Compensation Policy provides the following:

Annual Retainer(1)

Board – Independent Director	$140,000

Board – Lead Director	$ 10,000	(2)

Audit Committee

Chair	$ 10,000

Member	$ —

Compensation Committee

Chair	$ 5,000

Member	$ —

Corporate Governance Committee

Chair	$ 5,000

Member	$ —
(1)	Paid on a quarterly basis in either cash or Common Stock. Retainers are not paid to employee directors.
(2)	The Lead Director receives this annual retainer in addition to the retainer paid to other Independent Directors.

Our Director Compensation Policy provides the option for any director to elect to receive their annual retainer, which is paid in quarterly installments, in unrestricted shares of our Common Stock by providing to us written notice. The number of shares of such Common Stock shall be determined by dividing the cash amount of the retainer by the closing price of our Common Stock on the date of grant, which shall be the last business day of each quarter. Such Common Stock shall vest immediately upon grant. Any written notice to receive the retainer in Common Stock shall remain in effect until notice otherwise is made in writing.

Our Director Compensation Policy also provides that any new independent director will receive a grant of $25,000 (in addition to the independent director annual retainer prorated at the time the new director is admitted to the Board) upon appointment or election to the Board, which can be taken in cash or unrestricted shares of our Common Stock. The number of shares of such Common Stock will be determined by dividing the cash amount by the closing price of our Common Stock on the date of grant, which will be the date of admission to the Board. Pursuant to our Director Compensation Policy any such new director grant shall vest immediately.

Our Director Compensation Policy further provides that our employee directors are not separately compensated for their service as directors.

22        Carriage Services

Director Compensation

Director Compensation Table

The following table sets forth a summary of the compensation we paid to our non-employee directors in 2021:

Name	Fees Paid in Cash	Fee Paid in Stock(3)	Stock Awards	Total

Barry K. Fingerhut	$ 174	$144,827	$ —	$145,000

Bryan D. Leibman	$ 50,115	$ 99,885	$ —	$150,000

Donald D. Patteson, Jr.	$110,048	$ 39,952	$ —	$150,000

James R. Schenck(1)	$ 92	$ 54,880	$ —	$ 54,973

Douglas B. Meehan	$ 98	$139,902	$ —	$140,000

Dr. Achille Messac(2)	$ 131	$142,782	$ —	$142,912
(1)	Reflects compensation paid to Mr. Schenck through May 17, 2021, the effective date of his resignation as a member of the Board.
(2)	Reflects the prorated compensation paid to Dr. Messac upon being appointed chair of the Corporate Governance Committee, which was effective as of June 1, 2021.
(3)

Reflects the aggregate fair value of the unrestricted shares of Common Stock issued as payment for the quarterly retainers. The fair value is based on the closing stock price on the last trading day of the respective period as follows:

	Barry K. Fingerhut	Bryan D. Leibman	Donald D. Patteson, Jr.	James R. Schenck	Douglas B. Meehan	Dr. Achille Messac

March 31, 2021

Number of shares	1,029	710	284	1,029	994	994

Stock price	$35.19	$35.19	$35.19	$35.19	$35.19	$35.19

June 30, 2021

Number of shares	979	676	270	505	946	957

Stock price	$36.97	$36.97	$36.97	$36.97	$36.97	$36.97

September 30, 2021

Number of shares	812	560	224	—	784	812

Stock price	$44.59	$44.59	$44.59	$ —	$44.59	$44.59

December 31, 2021

Number of shares	562	387	155	—	543	562

Stock price	$64.44	$64.44	$64.44	$ —	$64.44	$64.44

2022 Proxy Statement        23

SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Management

The following table sets forth, as of March 18, 2022, the number of shares beneficially owned and the percentage of the Common Stock held by: (1) each of our directors and director nominees, (2) our Principal Executive Officer and Principal Financial Officer, (3) our other executive officers named in the Summary Compensation Table set forth under “Executive Compensation,” and (4) all our current executive officers and directors as a group. Under the rules of the SEC, on any day, a person is deemed to own beneficially all securities as to which that person owns or shares voting or investment power, as well as all securities which such person may acquire within 60 days of such date through the exercise of currently available conversion rights or options. Except as otherwise stated in the notes to the table, each person named in the table below has sole voting and investment power with respect to the shares indicated.

Beneficial Owner	Common Stock	Stock Options(1)	Number of Shares Beneficially Owned	Percent of Common Stock

Melvin C. Payne(2)(3)	1,237,101	290,645	1,527,746	9.9%

Shawn R. Phillips(4)	104,828	71,588	176,416	1.1%

C. Benjamin Brink(5)	32,809	66,900	99,709	*

Paul D. Elliott(6)	31,755	79,188	110,943	*

Peggy Schappaugh	19,397	15,500	34,897	*

Steven D. Metzger	7,514	10,000	17,514	*

Carlos R. Quezada	5,230	10,000	15,230	*

Shane T. Pudenz	—	1,400	1,400	*

Donald D. Patteson, Jr.	61,840	—	61,840	*

Bryan D. Leibman(7)	37,590	—	37,590	*

Barry K. Fingerhut	24,486	—	24,486	*

Douglas B. Meehan	17,821	—	17,821	*

Dr. Achille Messac	7,398	—	7,398	*

All current directors and executive officers as a group (13 persons)	1,587,769	545,221	2,132,990	11.0%

*	Indicates less than 1%.
(1)

The ownership of stock options shown in the table includes shares of Common Stock which may be acquired within 60 days upon the exercise of outstanding stock options granted under our stock option plans. For unexercisable stock options, see “Executive Compensation – Outstanding Equity Awards at Fiscal Year-End” in this Proxy Statement.

(2)

Mr. Payne’s holdings include 4,164 shares of Common Stock held in an Annuity Trust for Mr. Payne’s benefit, 4,164 shares of Common Stock held in an Annuity Trust for Mr. Payne’s spouse’s benefit and 24,354 shares of Common Stock held by Mr. Payne’s spouse.

(3)	Mr. Payne has 574,427 shares of Common Stock in a taxable brokerage account, which was opened in October 2012, against which there is a margin line of credit limit of approximately $8.5 million.
(4)	Mr. Phillips has 61,842 shares of Common Stock pledged as collateral.
(5)	Mr. Brink’s holdings include 4,695 shares of Common Stock held jointly by himself and his spouse. Mr. Brink has 2,231 shares of Common Stock pledged against a margin account.
(6)	Mr. Elliott’s holdings include 6,029 shares of Common Stock held jointly by himself and his spouse.
(7)	Mr. Leibman’s holdings include 2,576 shares of Common Stock held by Mr. Leibman’s minor children.

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Security Ownership of Directors, Executive Officers and Certain Beneficial Owners

Stock Ownership of Certain Beneficial Owners

As of March 18, 2022, the persons named below were, to our knowledge, the only beneficial owners of more than 5% of our outstanding Common Stock, determined in accordance with Rule 13d-3 of the Exchange Act, other than directors and executive officers whose beneficial ownership is described in the previous table.

Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock

Dimensional Fund Advisors LP(1) 6300 Bee Cave Road Building One Austin, TX 78746	1,246,328	8.1%

BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	1,143,398	7.4%

Ameriprise Financial, Inc.(3) 145 Ameriprise Financial Center Minneapolis, MN 55474	1,052,540	6.9%

Global Alpha Capital Management(4) 1800 McGill College Suite 1300 Montreal, Quebec, Canada H3A 3J6	893,668	5.8%

Renaissance Technologies(5) 800 Third Avenue New York, New York 10022	880,500	5.7%

The Vanguard Group(6) 100 Vanguard Blvd. Malvern, PA 19355	855,916	5.6%

(1)	Based solely on Schedule 13G/A filed with the SEC on February 8, 2022. Dimensional Fund Advisors LP has sole voting power as to 1,221,900 shares and sole dispositive power as to 1,246,328 shares.
(2)	Based solely on Schedule 13G/A filed with the SEC on February 1, 2022. BlackRock Inc. has sole voting power as to 1,113,501 shares and sole dispositive power as to 1,143,398 shares.
(3)	Based solely on Schedule 13G/A filed with the SEC on February 14, 2022. Ameriprise Financial, Inc. has shared voting power as to 1,052,365 shares and shared dispositive power as to 1,052,540 shares.
(4)	Based solely on Schedule 13G/A filed with the SEC on February 10, 2022. Global Alpha Capital Management has sole voting power as to 835,580 shares and sole dispositive power as to 893,668 shares.
(5)	Based solely on Schedule 13G/A filed with the SEC on February 11, 2022. Renaissance Technologies has sole voting power as to 820,800 shares and sole dispositive power as to 880,500 shares.
(6)

Based solely on Schedule 13G/A filed with the SEC on February 9, 2022. The Vanguard Group has shared voting power as to 18,918 shares, shared dispositive power as to 30,514 shares and sole dispositive power as to 855,916 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other of our equity securities on Forms 3, 4, and 5, and to furnish us with copies of all Forms 3, 4, and 5 they file.

The Company believes, based solely on our review of the copies of such forms and written representations from reporting persons, that all filings required to be made under Section 16(a) of the Exchange Act were timely made for the fiscal year ended December 31, 2021, except for the following instance:

•	On March 2, 2021, a late Form 4 was filed for Mr. Carlos Quezada related to the purchase of 750 shares of Common Stock on February 24, 2021.

2022 Proxy Statement        25

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of Carriage Services, Inc. (“Carriage”) has reviewed and discussed Carriage’s Compensation Discussion and Analysis with Carriage management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors of Carriage that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Compensation Committee

Barry K. Fingerhut, Chairman

Bryan D. Leibman

Douglas B. Meehan

Dr. Achille Messac

Donald D. Patteson, Jr.

April 1, 2022

26        Carriage Services

EXECUTIVE MANAGEMENT

The following table sets forth the name, age and title of our Executive Officers as of the date of this Proxy Statement. Our Executive Officers serve at the discretion of our Board. There are no family relationships between any of our directors and our Executive Officers. In addition, there are no arrangements or understandings between any of our Executive Officers and any other person pursuant to which any person was selected as an executive officer.

The Executive Officers of the Company are as follows:

Name	Age	Title
Melvin C. Payne	79	CEO & Chairman of the Board (Principal Executive Officer)
Carlos R. Quezada	51	President and Chief Operating Officer
C. Benjamin Brink	40	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)
Steven D. Metzger	44	Executive Vice President, Chief Administrative Officer, General Counsel & Secretary
Paul D. Elliott	61	Senior Vice President & Regional Partner
Shawn R. Phillips	59	Senior Vice President & Regional Partner
Shane T. Pudenz	32	Vice President of Cemetery Sales and Marketing
Peggy Schappaugh	47	Vice President of Operations & Acquisitions Analysis

The biographical information for Mr. Payne is located under “Proposal No. 1: Election of Class II Directors – Continuing Directors.”

Carlos R. Quezada Age: 51

Carlos R. Quezada serves as our President and Chief Operating Officer and joined Carriage in June 2020. Prior to joining Carriage, Mr. Quezada was a Managing Director for SCI from 2009 to 2020, where he served in leadership roles for both sales and operations. Mr. Quezada joined the death care industry after serving in the hospitality industry where he served in a variety of leadership roles, including Chief Operating Officer, President and Chief Executive Officer for privately held multiunit companies. Mr. Quezada has a Masters in Management from Tulane University and an MBA with an emphasis in Finance from Universidad Francisco Marroquin.

C. Benjamin Brink Age: 40

C. Benjamin Brink joined Carriage in January 2009 and has served as a Executive Vice President since June 2021, Chief Financial Officer since August 2015 and Treasurer since January 2012. Mr. Brink has also served in other financially focused roles within Carriage. Prior to joining Carriage, Mr. Brink served as the Cash Manager for International Paper in their Corporate Treasury group from 2006 to 2009. Mr. Brink holds a BS in Finance from the University of Tennessee.

2022 Proxy Statement        27

Executive Management

Steven D. Metzger Age: 44

Steven D. Metzger joined Carriage in May 2018 and serves as our Executive Vice President, Chief Administrative Officer, General Counsel & Secretary. Prior to joining Carriage, Mr. Metzger served as Senior Vice President, General Counsel and Secretary for a publicly traded company in the restaurant industry. Prior to that, he spent seven years with SCI where he served in various leadership roles including Managing Counsel for the Legal Department and Chief Compliance Officer for SCI’s registered investment advisor. Mr. Metzger began his career as a litigator at a Houston law firm and received both his BA in Government and his Juris Doctorate from the University of Texas at Austin.

Paul D. Elliott Age: 61

Paul D. Elliott joined Carriage in September 2012 as our Regional Partner – West and was promoted to Senior Vice President in February 2017. Prior to joining Carriage, Mr. Elliott served as a Managing Director for Service Corporation International (“SCI”). From February 1995 to August 2012, Mr. Elliott held various management roles in sales and operations within SCI. From September 1984 to December 1994, Mr. Elliott was a partner in his family’s funeral home in Kansas. Mr. Elliott is a graduate of the University of Kansas and the Dallas Institute of Funeral Service.

Shawn R. Phillips Age: 59

Shawn R. Phillips joined Carriage in September 2007 and serves as our Senior Vice President and Regional Partner. He had previously served as our Regional Partner – West from 2007 to 2011 and currently serves as our Regional Partner – Central and East. Prior to joining Carriage, Mr. Phillips served from 1983 to 2007 in various leadership and operational roles with other publicly traded funeral and cemetery service companies. From 1979 to 1983, Mr. Phillips worked for an independent funeral operator. Mr. Phillips is a licensed Funeral Director and Embalmer and a graduate of the Mortuary Science Program at Cypress College.

Shane T. Pudenz Age: 32

Shane T. Pudenz serves as our Vice President of Sales and Marketing and joined Carriage in October of 2020. Prior to joining Carriage, Mr. Pudenz worked in several roles at SCI including: Family Service Counselor, Sales Manager, Market Sales Manager, SR Sales Manager and Sales Director from 2012 to 2020. Mr. Pudenz has a Bachelor’s Degree in Mass Communications from Grandview University in Des Moines, IA.

28        Carriage Services

Executive Management

Peggy Schappaugh Age: 47

Peggy Schappaugh joined Carriage in August 2003 as an Operations Analyst and was promoted to Vice President of Operations and Acquisition Analysis in 2020. Mrs. Schappaugh has also served in other operationally focused roles within Carriage. Prior to joining Carriage, Mrs. Schappaugh served as an accountant at a publicly traded oil and gas company. Mrs. Schappaugh is a CPA and possesses a BBA in Accounting from Texas A&M University in College Station.

2022 Proxy Statement        29

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes in detail the compensation paid to our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table. This section is designed to provide our stockholders with insight into, and an understanding of, our compensation programs and practices, along with the decision-making process as it relates to the compensation of our NEOs.

For 2021, our NEOs were:

Name	Title

Melvin C. Payne	CEO & Chairman of the Board (Principal Executive Officer)

Carlos R. Quezada(1)	President and Chief Operating Officer

C. Benjamin Brink(2)	Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)

Steven D. Metzger(2)	Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

Shawn R. Phillips	Senior Vice President & Regional Partner

Viki K. Blinderman(2)	Former Senior Vice President, Chief Accounting Officer & Secretary (Principal Financial Officer)
(1)	On February 23, 2022, the Board appointed Mr. Quezada to serve as President and Chief Operating Officer effective immediately as of the date of appointment.
(2)

Ms. Blinderman resigned from her position as Senior Vice President, Chief Accounting Officer and Principal Financial Officer effective March 31, 2021 and as Secretary effective February 2, 2021. Mr. Brink was appointed Principal Financial Officer effective upon Ms. Blinderman’s resignation as Senior Vice President, Chief Accounting Officer and Principal Financial Officer and Mr. Metzger was appointed Secretary effective upon Ms. Blinderman’s resignation as Secretary.

Our compensation program for our NEOs is unique to our identity as it is driven by our High Performance Culture. In order to better understand the decisions regarding our executive compensation program, a brief look into Carriage’s history and our High Performance Culture is beneficial.

Our Mission Statement states that we are committed to being the most professional, ethical, and highest quality funeral and cemetery service organization in our industry, or simply stated, Being The Best, and has not changed since its inception in 1991, and neither have our Five Guiding Principles:

•	Honesty, Integrity and Quality in All That We Do

•	Hard work, Pride of Accomplishment, and Shared Success Through Employee Ownership

•	Belief in the Power of People Through Individual Initiative and Teamwork

•	Outstanding Service and Profitability Go Hand-in-Hand

•	Growth of the Company Is Driven by Decentralization and Partnership

We are on a Good To Great Journey that will never end. In order to be great, the journey must be one of learning, adapting to change, and continuous improvement. What we have learned is that from 1991 to 2003, we were not aligned with our own Guiding Principles when we employed a “budget and control,” top-down management model for operating and consolidating the highly fragmented funeral and cemetery industry. Even after implementing a High Performance Standards Operating Model in 2004, our learning journey continued on how to become good at operating with High Performance Standards.

Our Good To Great Journey of learning and improvement continues. Properly aligned, we always find ourselves returning to the Good To Great concepts of “First Who, Then What,” “Right People on the bus in the Right Seats (and the wrong people off the bus),” and the “Flywheel Effect,” as they remind us and reaffirm for us each and every time that the achieved quantitative results are not sustainable without the bedrock establishment of these qualitative Good To Great ideas that are deeply rooted into our High Performance Culture.

30        Carriage Services

Compensation Discussion and Analysis

Our compensation program is aligned with our Mission Statement, Five Guiding Principles and Good To Great concepts driving our High Performance Culture, beginning with how we think, the unique language we use internally, and leading directly into the actions we take. The key is first accepting and understanding that our High Performance Standards Operating Model is leadership-based (as opposed to the management focus required in a top-down, budget and control model). Much of our success emanates from being highly selective about leadership of the Company at all levels. We cannot stress enough that high performance quantitative results are not sustainable without establishing the qualitative foundation of the High Performance Culture first. We utilize a 4E Leadership Model (Energy, Energize Others, Edge, Execute), initially developed by Jack Welch at General Electric, but tailored and evolved specifically to Carriage’s needs and culture, to select and continuously assess our leaders. Our compensation practices support and reinforce our ability to attract, retain and motivate these leaders.

4E Leaders have an entrepreneurial, winning, competitive spirit and want to make a difference in our High Performance Culture and enrich our reputation within the funeral and cemetery industry. 4E Leaders are motivated by the recognition and rewards related to achievement of our Being The Best High Performance Standards. We expect our leaders to produce superior results and maximize long-term returns to our stockholders. Their compensation can vary based on the Company’s results and their contributions.

We are transparent and openly invite investors, analysts and anyone who wishes to learn more about Carriage, both in general and as a long-term value creation investment platform, to observe the unique and complete transparency of our High Performance Culture.

Compensation Philosophy and Practices

Carriage’s executive compensation programs align our executive pay with the Company’s operational and financial performance, as well as support our short-term and long-term business objectives. The Compensation Committee consists entirely of independent Board members and is responsible for the approval and oversight of compensation and employment agreements affecting Carriage’s NEOs.

During 2021, the Compensation Committee continued to implement the executive compensation philosophy (the “Philosophy”), which was developed to formalize the strategy behind our executive compensation practices and to serve as an ongoing reference point for executive compensation decisions. The Philosophy has been developed based on our Being The Best Mission Statement and Five Guiding Principles and may be summarized in this manner:

•

to attract, motivate, and retain exceptional 4E Leadership talent that are leaders within our High Performance Culture Executive Leadership Team (“First Who”). These leaders are expected to improve on the already industry leading operating performance through attracting and motivating individual business Managing Partners and Houston Support Center leaders with 4E Leadership characteristics, enhance our best-in-class support functions, and make sound decisions regarding long-term stockholder value creation, particularly involving capital allocation (“Then What”);

•	to provide transparency between pay, commensurate with individual and team contribution, and our annual and long-term Company performance;

•	to motivate, reward, retain and reinvest in 4E Leadership that has established a proven record of success over time; and

•	to align senior leadership interests with what is best for the Company and thus, what is best for our stockholders.

2022 Proxy Statement        31

Compensation Discussion and Analysis

What We Do	What We Do Not Do

✔  Pay for Performance

•  A significant portion of 2021 executive compensation is performance-based and is tied to our financial performance over the intermediate to long-term period (see the “Annual Cash Incentive Bonuses” and “Long-Term Equity-Based Incentives” sections on pages 36 and 37, respectively, for additional details).

•  Our CEO’s 2021 annual cash incentive was made at the discretion of the Compensation Committee because the CEO sets the long-term vision and intermediate-term strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics.

•  Our 2021 long-term incentive program is discretionary but takes into consideration long-term operating and financial metrics that we believe will lead to significant stockholder value creation, if achieved.

✔  Anti-Hedging Policy

•  The Company’s Insider Trading and Anti-Hedging Policy includes provisions that specifically prohibit all employees, including our NEOs and Directors, from entering into any financial instrument or otherwise engage in any transactions that hedge or offset any decrease in the market value or limit the ability to profit from an increase in the market value of the Company’s stock. The Company’s policy also prohibits all employees, including our NEOs and Directors, from buying or selling warrants, puts or calls, options, forward transactions or other derivative securities or instruments involving the Company’s stock. Our Corporate Governance Committee is responsible for reviewing the Company’s compliance programs, including our Insider Trading and Anti-Hedging Policy.

✔  Mitigate Risk

•  Carriage is principle-based in its unwavering beliefs and every day practices as reflected in our Five Guiding Principles. Our first Guiding Principle of “Honesty, Integrity and Quality in All That We Do” requires that we hire and hold all employees, at all levels, accountable to this first Guiding Principle (as well as the other four Guiding Principles) at all times.

•  We have share ownership and trading guidelines for officers.

•  We have clawback provisions that permit the Board to pursue recovery of incentive payments if the payment would have been lower based on restated financial results.

✔  Manage Dilution

•  We regularly evaluate share utilization levels within our long-term incentive plans and we manage the dilutive impact of stock-based compensation to appropriate levels.

•  Under our Board authorized share repurchase program, we repurchased 2,906,983 shares of Common Stock during the year ended December 31, 2021. At February 23, 2022, we had approximately $83.1 million of share repurchase authorization remaining under our authorized share repurchase program.

✘  No supplemental retirement plans.

✘  No repricing of underwater stock options.

✘  No option exercise prices below 100% of fair market value on the date of grant.

✘  No inclusion of long-term incentive awards in cash severance calculations.

✘  No excise tax gross-ups upon change in control.

We regularly engage with stockholders on all matters regarding the Company’s results, operations, leadership and culture including other such topics as executive compensation, retention and succession planning. Messrs. Payne and Brink lead our investor relations function engaging in various investor

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Compensation Discussion and Analysis

meetings throughout the year. These meetings are open and transparent to our corporate governance and general investor concerns and issues. Our ongoing outreach program allows management the opportunity to continually address these topics and ensure our compensation practices align with the interests of our stockholders.

Consideration of Previous Stockholder Advisory Vote

The Compensation Committee also considers the outcome of the Company’s advisory stockholder vote on our NEO compensation program and any associated stockholder outreach efforts when making compensation decisions. At our 2021 Annual Meeting of Stockholders, our stockholders expressed strong support for the Company’s proposal to ratify our NEO compensation program. For that approval, approximately 92% of shares voted were in favor of our 2020 NEO compensation program. This continued strong stockholder support has reaffirmed our Compensation Committee’s approach to our executive compensation philosophy, practices and programs.

While the stockholder vote to ratify our executive compensation is non-binding and advisory, we will continue to strive to understand and respond to stockholder feedback. We also invite and encourage our stockholders to learn more about what makes Carriage and its High Performance Culture so unique and transparent in its culture, practices and operations.

Elements of Compensation

Each element of our executive compensation program for NEOs has been designed to align with our Philosophy and our goal of growing the intrinsic value of Carriage per share for our long-term stockholders through disciplined and consistent high-level execution of our three core models (Standards Operating, Strategic Acquisition and 4E Leadership).

The Philosophy, which first begins with our belief in the Good To Great concept of “First Who, Then What,” defines the “Right Who” to be someone who inherently already possesses 4E Leadership characteristics as a starting point and who believes in and is completely aligned with our Mission Statement and Five Guiding Principles.

The Compensation Committee uses internal data to determine the compensation for most executive leadership positions. Due to the uniqueness of our industry and the size of our Company within the industry, executive officer compensation may be difficult to benchmark against market data. We do have insight into compensation philosophy and structures of main competitors within our industry as well as public companies with similar revenue and EBITDA profiles to maintain competitive and retain top 4E talent.

The allocation between cash and equity compensation and between short-term and long-term incentives, was determined based on the discretion of the Compensation Committee. The ultimate allocation will depend on our future company and individual performance and potentially future changes in our share price. If vesting targets are achieved, it is likely that a substantial percentage of the amount realized will be from long-term, equity-based incentives, which is consistent with our Philosophy and our commitment to long-term value creation for our stockholders. We believe the elements of our compensation structure create incentives for the executives to take actions and make decisions that will benefit Carriage over the long-term and create long-term value for our stockholders.

2022 Proxy Statement        33

Compensation Discussion and Analysis

Compensation designed for our executive officers consisted of:

Pay Element		Description	Purpose

Base Salary		Fixed compensation, subject to annual review and changed due to responsibility, performance, and strategic performance.	Provide competitive base pay to hire and retain key talent, the “Right Who’s,” with the desired 4E Leadership qualities. Reflect roles, responsibilities, experience and performance.

Short-Term Incentives

Annual cash performance payment. For all NEOs, this award is made at the discretion of the Compensation Committee and varies to the degree we achieve our annual financial, operational and strategic performance and to the extent to which the executive officer contributes to the achievement.

Provide market competitive cash incentive opportunities that will motivate our executives to achieve and exceed financial goals that support our Being The Best High Performance Standards.

Align management and stockholder interests by linking pay and performance.

Long-Term Incentives	Restricted Stock:	Time-based awards vesting over a minimum of three years.	Provide market competitive equity award opportunities that will align executive interests with our stockholders.

	Stock Options:	The executive only realizes the potential appreciation in our stock price above the exercise price for stock options.	Encourage executive share ownership.

	Performance Shares:	The number of performance shares earned by an executive officer, if any, is based on performance over a multi-year period against specific financial and performance goals.

Encourage retention of executives who enhance our High Performance Culture consistent with our Good To Great Journey.

Motivate executives to deliver long-term sustained growth and strong total stockholder return.

Retirement and Other Benefits		Group health and welfare benefit programs and tax-qualified retirement plans. NEOs may be reimbursed for life insurance, executive physicals and club dues.	Provide for current and future needs of the executives and their families. Enhance recruitment and retention.

Post-Termination Compensation		Our NEOs are party to employment agreements whereby they may be entitled to certain payments upon termination as more fully described herein.	Enhance retention and attraction of management by providing employment protection.

We regularly review how our levels of compensation align with performance and how our mix of pay (base salary versus annual cash incentives and long-term incentives) will allow us to attract and retain executive level 4E Leaders, while motivating these leaders to execute upon both annual and long-term goals.

Employment Agreements

All of our executive officers have employment agreements with the Company (the “Agreements”) which were effective on November 5, 2019, except for Mr. Quezada’s agreement which is dated June 25, 2020, the date he joined the Company. Each of these Agreements are for terms of three years (nine years in the case of Mr. Payne as a result of a seven year extension and amendment entered into as of February 17, 2021) and obligate the Company to make certain payments and provide certain benefits to the Company’s executive officers upon a qualifying termination of employment as defined within the Agreements. On June 2, 2021, in conjunction with the promotion of Mr. Quezada to Executive Vice President and Chief Operating Officer, Mr. Brink to Executive Vice President, Chief Financial Officer and Treasurer and Mr. Metzger to Executive Vice President, Chief Administrative Officer, General Counsel and Secretary, each of Messrs. Quezada, Brink, and Metzger entered into amendments to their respective employment

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Compensation Discussion and Analysis

agreements with the Company that increased their (i) respective minimum base salaries and (ii) minimum target bonus amounts (short term). Pursuant to the Agreements, the executive officers agreed to certain non-competition provisions and other restrictive covenants during the term of his employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the executive officers. The Agreements for all of the executive officers are identical, except as noted herein.

The Agreements establish, among other things, (a) a minimum base salary, (b) minimum target bonus amounts (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for in the Agreements see the “Potential Payments Upon Termination” section as further discussed herein.

Compensation Evaluation Process

Our Compensation Committee has final approval regarding recommendations of executive officer compensation. Mr. Payne’s role as our Chairman of the Board and CEO in determining executive compensation is to make compensation recommendations to the Board based on his assessment of the individual performance of each executive officer in relation to our overall Company performance. Management’s role in determining executive compensation includes:

•

developing, summarizing and presenting compensation information and analysis (generally for one to five years) to enable our Compensation Committee to execute its responsibilities, as well as addressing specific requests for information from our Compensation Committee;

•

developing recommendations for executive officer’s bonus plans for consideration by our Compensation Committee and reporting to our Compensation Committee regarding achievement against the bonus plans;

•	preparing long-term incentive award recommendations for our Compensation Committee’s approval; and

•	attending our Compensation Committee’s meetings as requested in order to provide additional information, respond to questions and otherwise assist our Compensation Committee.

Given our unique organizational culture and the particular sector in which we belong, there are few direct, public company peers. If necessary, we will review market compensation and direct peer group data with our internal review of the roles and responsibilities of each of our executive positions in order to determine competitive pay levels for each executive officer of the Company, including our NEOs.

During 2021, the Compensation Committee did not engage an independent, third party compensation consultant or use peer group data. Instead, our Executive Leadership Team worked with the Committee on a compensation program that is aligned with and tailored to the uniqueness of our High Performance Culture while also taking into account publicly available data of named executive officers of other public companies with similar revenue and EBITDA profiles. However, the Committee retains the right to hire a compensation consultant, approve its compensation, determine the nature and scope of its services, evaluate its performance, and terminate its engagement.

CEO Compensation

The Compensation Committee believes that the average annual total compensation for the CEO of $4.1 million over the past five years and any additional realized compensation from the increase in equity value is commensurate with the high level of operating and financial performance by Carriage, particularly given the record performance of the Company in 2021.

The charts below depict the 2021 mix of total direct compensation (base salary, cash incentive bonus and long-term equity-based incentives) for our CEO and Chairman and our other NEOs as a whole. The long-term equity-based incentives are composed of (1) stock options which were valued at $10.14 per share calculated using the Black-Scholes pricing method and (2) additional performance-based stock awards issued on June 1, 2021 to Messrs. Quezada, Brink and Metzger, which were valued using the anticipated value of the awards at the 30% compounded annual growth rate (“CAGR”) target payout upon vesting (Refer to “Long-Term Equity-Based Incentives” on page 37 for additional details).

2022 Proxy Statement        35

Compensation Discussion and Analysis

A portion of the 2021 compensation of our NEOs is considered at-risk and is directly affected by our financial results and stock price, both in the amount of total cash compensation earned and the value of outstanding long-term equity awards. As such, 83% of the CEO’s total direct compensation and, on average, 83% of our other NEOs’ total direct compensation, is variable and directly affected by both the Company’s and each NEOs’ performance.

CEO & Chairman	Other Named Executive Officers

Base Salaries

The base salary for each of our NEOs is determined on an individual basis, taking into account such factors as the duties, experience and levels of responsibility of each executive. Base salaries for our NEOs, are evaluated annually and adjustments are approved by our Compensation Committee based on its evaluation of individual performance.

Our Compensation Committee approved the following annual base salaries of our NEOs for 2021:

Named Executive Officers

Melvin C. Payne	$900,000

Carlos R. Quezada	$400,000

C. Benjamin Brink	$400,000

Steven D. Metzger	$400,000

Shawn R. Phillips	$340,000

Viki K. Blinderman(1)	$320,000

(1)

Ms. Blinderman resigned from her position as Senior Vice President, Chief Accounting Officer and Principal Financial Officer effective March 31, 2021.The base salary listed for Ms. Blinderman was in effect on her last day of employment.

Annual Cash Incentive Bonuses

Melvin C. Payne, CEO

The 2021 cash incentive bonus of $1,200,000 for Mr. Payne was determined at the Compensation Committee meeting held in February 2022 and was made at the discretion of the Compensation Committee for the following reasons, but not limited to:

•	The CEO sets the long-term 10 year Vision and 5 year Strategy for Carriage and should be judged on the annual progress towards those goals versus short-term performance metrics that act as a budget;

•	2021 Performance including, but not limited to record Revenue growth, Adjusted Consolidated EBITDA Margin expansion and increasing adjusted Consolidated EBITDA;

•	2021 Performance compared to 2020 Performance and 5 Year Trend;

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Compensation Discussion and Analysis

•	Strategic goals and execution thereof that could change the course and composition of the Company;

•	Equity valuation; and

•	4E Leadership Development.

Other Named Executive Officers

The 2021 cash incentive bonuses for Messrs. Brink, Quezada, Metzger, and Phillips were determined at the Compensation Committee meeting held in February 2022 and were based upon previously established bonus targets as a percentage of base salary in addition to individual contributions, responsibilities and Company financial and operational performance results during 2021.

The table below sets forth the 2021 base salary, the incentive bonus targets and the actual incentive bonus payments, as a percentage of base salary, for Messrs. Quezada, Brink, Metzger, and Phillips.

	Annual Base Salary		Individual 2021 Bonus Paid(3)
Named Executive Officers		Target(1)	Amount Paid	% of Salary

Carlos R. Quezada	$400,000	75%	$500,000	125%

C. Benjamin Brink	$400,000	75%	$400,000	100%

Steven D. Metzger	$400,000	75%	$400,000	100%

Shawn R. Phillips	$340,000	50%	$250,000	74%

Viki K. Blinderman(2)	$—	—%	$—	—%

(1)	Target is based on a percentage of base salary in effect in 2021.
(2)	Reflects no salary or bonus paid to Ms. Blinderman because her last day of employment was March 31, 2021.
(3)	Actual cash incentive bonus paid in 2022 for performance in 2021.

Long-Term Equity-Based Incentives

We maintain the 2017 Omnibus Incentive Plan (the “2017 Plan”) pursuant to which we have granted our NEOs restricted stock, stock options or performance-based stock awards.

Annual Long-Term Incentive Grants

Restricted stock, stock options and performance awards are awarded by our Compensation Committee after consideration of each individual’s performance toward our recent goals, as well as expected contributions to our long-term success. Our Compensation Committee believes that these forms of equity ownership help align the executive’s interests closely with those of our stockholders and incentivize our executives to contribute to the long-term growth and success of Carriage.

Our Compensation Committee established 2021 long-term incentive targets for our NEOs, as shown in the table below:

	2021 Annual Base Salary	2021 Annual Long-Term Incentive Target
Named Executive Officers		% of base salary	Target amount

Melvin C. Payne	$900,000	200%	$1,800,000

Carlos R. Quezada	$400,000	175%	$700,000

C. Benjamin Brink	$400,000	175%	$700,000

Steven D. Metzger	$400,000	175%	$700,000

Shawn R. Phillips	$340,000	150%	$510,000

Viki K. Blinderman(1)	$—	—%	$—

(1)	No salary or bonus target amount listed for Ms. Blinderman because her last day of employment was March 31, 2021.

For the 2021 grant, all long-term incentive awards granted are tied to the future performance of the Company, support our High Performance Culture, and align with long-term value creation interests for our stockholders.

2022 Proxy Statement        37

Compensation Discussion and Analysis

The following charts describe the 2021 grant of awards.

On February 17, 2021, our NEOs were granted the following:

Long-Term Incentive Element	Grant	Vesting Period/Term	Grant/Exercise Price

Restricted Stock	None	N/A	N/A

Stock Options	100% of Target	20% over 5 years; 10 year term	$34.79

Performance Awards	None	N/A	N/A

On February 17, 2021, Mr. Payne was granted the following stock options and, on June 1, 2021, Messrs. Quezada, Brink and Metzger were granted the following performance awards:

Additional Equity Awards	Grant	Vesting Period/Term	Grant/Exercise Price

Stock Options(1)	Discretionary	When the price of our common stock closes at or above $53.39 for three consecutive days; 10 year term	$34.79

Stock Options(1)	Discretionary	When the price of our common stock closes at or above $77.34 for three consecutive days; 10 year term	$34.79

Performance Awards(2)	Discretionary

These awards will vest (if at all) on December 31, 2024, provided that certain criteria surrounding our Common Stock is achieved and the NEO has remained continuously employed by Carriage through such date.

			Compound annual growth rate (CAGR) of the stock price over the Company’s stock price at May 15, 2020 of $14.38 30% CAGR = $53.39 35% CAGR = $64.48 40% CAGR = $77.34

(1)	Stock options were granted to Mr. Payne on February 17, 2021 as consideration for signing a seven year extension to his employment agreement with the Company.
(2)

On June 1, 2021, we amended the performance award agreements previously granted on May 19, 2020 and June 25, 2020 for Messrs. Quezada, Brink, and Metzger. The amendment increased the amount of potential performance awards payable in shares for the last three predetermined growth targets under their respective agreements as consideration for their respective promotions and additional responsibilities.

Our Compensation Committee believes that this element of our long-term incentive program properly aligns management’s long-term compensation with the Company’s compensation Philosophy and our mission of maximizing value per share for long-term stockholders. Generally, our long-term incentive programs allows for more simplicity in structure and the transparency for management to focus on operations and performance.

All vested incentive awards are payable in shares of our Common Stock. More detailed information regarding the long-term incentive grant is set forth above as well as in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K.

On June 1, 2021, we amended the performance award agreements previously granted on May 19, 2020 and June 25, 2020 for Messrs. Quezada, Brink and Metzger. The amendment increased the potential amount of performance awards payable in shares for the last three predetermined growth targets under their respective agreements.

The table below denotes the number of amended performance awards on June 1, 2021 at the respective target price of 20%, 25%, 30%, 35% or 40% CAGR over the stock price at May 15, 2020 for Messrs. Quezada, Brink and Metzger.

	20% CAGR	25% CAGR	30% CAGR	35% CAGR	40% CAGR

Anticipated Share Price achieved on/before 12/31/2024	$35.78	$43.88	$53.39	$64.48	$77.34

Original Payout	13,974	22,789	32,778	38,772	45,255

Amended Payout	13,974	22,789	56,190	69,789	77,580

Incremental Payout	—	—	23,412	31,017	32,325

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Compensation Discussion and Analysis

Named Executive Officers	20% CAGR	25% CAGR	30% CAGR	35% CAGR	40% CAGR

Anticipated Share Price achieved on/before 12/31/2024	$35.78	$43.88	$53.39	$64.48	$77.34

Carlos R. Quezada	13,974	22,789	56,190	69,789	77,580

C. Benjamin Brink	13,974	22,789	56,190	69,789	77,580

Steven D. Metzger	13,974	22,789	56,190	69,789	77,580

In accordance with Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC Topic 718”), the June 2021 Amended Performance Awards were measured using the Monte Carlo pricing simulation model, calculated at $36.36 per share using the anticipated award at the 30% CAGR threshold (minimum target level). As such, the value in the table below is appropriately reflected within the “Summary Compensation Table,” further discussed herein.

Named Executive Officers	ASC 718 Value

Carlos R. Quezada	$851,191

C. Benjamin Brink	$851,191

Steven D. Metzger	$851,191

Executive Compensation Policies and Practices as they relate to our Risk Management

Our Compensation Committee reviews annually the principal components of executive compensation. Our Compensation Committee believes that these cash incentive plans appropriately balance risk, payment for performance and the desire to focus executives on specific financial and leadership measures that promote long-term value creation per share. As a result, our Compensation Committee has made a determination that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

For compensation in excess of $1 million, Section 162(m) of the Internal Revenue Code of 1986, as amended generally, limits our ability to take a federal income tax deduction for compensation paid to covered employees. Our Compensation Committee does not believe that compensation decisions should be made solely to maintain the deductibility of compensation for federal income tax purposes.

We recognize compensation expense in an amount equal to the fair value of the share-based awards over the period of vesting. Fair value is determined on the date of the grant. The fair value of restricted stock is determined using the stock price on the grant date. The fair value of options is determined using either the Black-Scholes valuation model or the Monte-Carlo simulation pricing model. The fair value of the performance awards related to the stock price is determined using Monte-Carlo simulation pricing model. More detailed information and related assumptions regarding the 2021 long-term incentive grant is set forth in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding the compensation for the fiscal years ended December 31, 2021, 2020 and 2019, with respect to our NEOs:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(2)(3) ($)	Option Awards ($)(4)(5)	All Other Compensation ($)(6)	Total ($)
Melvin C. Payne	2021	$900,000	$1,200,000	$—	$3,204,500	$42,281	$5,346,781
CEO & Chairman of the Board	2020	$800,000	$1,000,000	$541,642	$—	$14,036	$2,355,678
(Principal Executive Officer)	2019	$777,000	$777,000	$457,000	$—	$31,675	$2,042,675
Carlos R. Quezada	2021	$400,000	$500,000	$851,191	$507,000	$57,849	$2,316,040
President & Chief Operating	2020	$300,000	$200,000	$135,408	$—	$12,106	$647,514
Officer	2019	$—	$—	$—	$—	$—	$—
C. Benjamin Brink	2021	$400,000	$400,000	$851,191	$507,000	$14,314	$2,172,505
Executive Vice President,	2020	$320,000	$200,000	$135,408	$—	$10,232	$665,640
Chief Financial Officer & Treasurer (Principal Financial Officer)	2019	$300,000	$150,000	$47,985	$—	$15,365	$513,350
Steven D. Metzger	2021	$400,000	$400,000	$851,191	$507,000	$10,150	$2,168,341
Executive Vice President, Chief Administrative Officer, General	2020	$320,000	$200,000	$135,408	$—	$—	$655,408
Counsel & Secretary	2019	$250,000	$150,000	$47,985	$—	$—	$447,985
Shawn R. Phillips	2021	$340,000	$250,000	$—	$507,000	$13,083	$1,110,083
Senior Vice President &	2020	$320,000	$220,000	$135,408	$—	$13,513	$688,921
Regional Partner	2019	$310,000	$125,000	$47,985	$—	$12,647	$495,632
Viki K. Blinderman(1)	2021	$82,462	$—	$—	$—	$506,329	$588,791
Former Senior Vice President, Chief Accounting Officer	2020	$320,000	$—	$135,408	$—	$—	$455,408
& Secretary (Principal Financial Officer)	2019	$300,000	$150,000	$47,985	$—	$—	$497,985

(1)

Ms. Blinderman resigned from her position as Senior Vice President, Chief Accounting Officer and Principal Financial Officer effective March 31, 2021. In connection with her resignation, we entered into a Separation Agreement with Ms. Blinderman that sets forth the terms of her severance payments, which was included as an Exhibit to our Form 8-K filed on February 3, 2021.

(2)	On June 1, 2021, we amended three of our NEOs (Messrs. Quezada, Brink and Metzger) performance-based stock awards from the 2017 Plan.
(3)

Reflects the grant date fair value of the performance-based stock awards amended on June 1, 2021, at the minimum target payout, calculated in accordance with ASC Topic 718. The value of these awards was $36.36 per share, which was determined using the Monte-Carlo simulation pricing model. The performance-based stock awards will vest (if at all) on December 31, 2024, provided that certain criteria surrounding our Common Stock is achieved and the NEO has remained continuously employed by Carriage through such date. The assumptions made in the valuation of these awards are set forth in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these performance awards.

(4)

Reflects the grant date fair value of the stock options granted on February 17, 2021 computed in accordance with ASC Topic 718. The value of these stock options was $10.14 per share calculated using the Black-Scholes pricing method. The stock options will vest based on continued service at 20% per year beginning on the first anniversary date of the grant. The assumptions made in the valuation of these stock options are set forth in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these stock options.

(5)

In addition to the stock options described above, Mr. Payne was granted an additional 150,000 stock options on February 17, 2021. These options will vest when the price of our Common Stock closes at or above $77.34 (100,000 options) and $53.39 (50,000 options) for three consecutive days within the ten-year term and Mr. Payne has remained continuously employed by us through such date. The grant date fair value of these stock options was $11.77 and $10.13 per share, respectively, and was computed in accordance with ASC Topic 718 using the Monte-Carlo simulation pricing model. The assumptions made in the valuation of these options are set forth in Note 18, Stockholder’s Equity, to the Consolidated Financial Statements in our 2021 Annual Report on Form 10-K. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these stock options.

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Executive Compensation

(1)	The following table describes each component of the “All Other Compensation” column for 2021 in the Summary Compensation Table with respect to our NEOs.

Name	401(k) Matching Contributions ($)(2)	HSA Matching Contributions ($)(3)	Dividends on Unvested Restricted Stock ($)(4)	Perquisites and other Personal Benefits ($)		Severance Payments	Total All Other Compensation ($)

Melvin C. Payne	$5,599	$—	$443	$36,238	(5)	$—	$42,281

Carlos R. Quezada	$9,135	$—	$—	$48,714	(6)	$—	$57,849

C. Benjamin Brink	$9,816	$700	$133	$3,665	(7)	$—	$14,314

Steven D. Metzger	$10,150	$—	$—	$—		$—	$10,150

Shawn R. Phillips	$7,362	$700	$147	$4,874	(7)	$—	$13,083

Viki K. Blinderman(1)	$10,042	$—	$133	$—		$496,154	$506,329
(1)

Ms. Blinderman resigned from her position as Senior Vice President, Chief Accounting Officer and Principal Financial Officer effective March 31, 2021. On February 3, 2021, the Company filed a Form 8-K which included, as an exhibit, the Separation Agreement with Ms. Blinderman, which dictates the terms of her severance payments.

(2)	The amounts represent matching contributions by the Company to the accounts of NEOs in our 401(k) Plan.
(3)	The amounts represent matching contributions by the Company to the health savings accounts of NEOs.
(4)	The amounts represent dividends paid on unvested restricted stock.
(5)	The amount reflects benefits received for family members’ travel for award trips hosted by the Company.
(6)	The amount includes $7,947 of benefits received for spousal travel for award trips hosted by the Company, as well as a $40,767 one-time bonus.
(7)	The amount reflects benefits received for spousal travel for award trips hosted by the Company.

Grants of Plan-Based Awards

On February 17, 2021, we granted our NEOs stock options from the 2017 Plan. On June 1, 2021, we amended the performance-based stock awards from the 2017 Plan for three of our NEOs. The following table sets forth information regarding these grants:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)(1)	Maximum (#)(2)
Melvin C. Payne	2/17/2021	—	—	—	—	—	—	—	300,000	$34.79	$3,204,500
Carlos R. Quezada	2/17/2021	—	—	—	—	—	—	—	50,000	$34.79	$507,000
	6/1/2021	—	—	—	23,412	23,412	32,325	—	—	$—	$851,191
C. Benjamin Brink	2/17/2021	—	—	—	—	—	—	—	50,000	$34.79	$507,000
	6/1/2021	—	—	—	23,412	23,412	32,325	—	—	$—	$851,191
Steven D. Metzger	2/17/2021	—	—	—	—	—	—	—	50,000	$34.79	$507,000
	6/1/2021	—	—	—	23,412	23,412	32,325	—	—	$—	$851,191
Shawn R. Phillips	2/17/2021	—	—	—	—	—	—	—	50,000	$34.79	$507,000

(1)

Reflects the additional shares issued for the anticipated award at the 30% CAGR target (third tier target payout), which represents both the threshold and minimum target payout. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these performance awards.

(2)

Reflects the additional shares issued for the anticipated award at the 40% CAGR target (fifth tier target payout), which represents the maximum payout target. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these performance awards.

(3)

Reflects the grant date fair value of the stock option awards of $10.14 per share calculated using the Black-Scholes on February 17, 2021 and the grant date fair value of the performance-based stock awards amended on June 1, 2021 of $36.36 per share, at the target payout (30% CAGR), which was determined using the Monte-Carlo simulation pricing model. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these performance awards

2022 Proxy Statement        41

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

Awards Outstanding at December 31, 2021:

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un- Exercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)	Market Value of Shares of Stock that Have Not Vested()	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

Melvin C. Payne	54,545	—	—	$20.06	2/23/2026	—	$—	—	—
	92,880	23,220	—	$26.54	3/21/2027	—	—	—	—
	30,000	20,000	—	$25.43	2/14/2028	—	—	—	—
	50,000	100,000	—	$34.79	2/17/2031	—	—	—	—
	—	150,000	—	$34.79	2/17/2031	—	—	—	—
	—	—	—	—	—	—	—	155,087	$9,993,806

Carlos R. Quezada	—	13,333	—	$18.02	6/25/2030	—	$—	—	—
	—	50,000	—	$34.79	2/17/2031	—	—	—	—
	—	—	—	—	—	—	—	69,789	$4,497,203

C. Benjamin Brink	10,000	—	—	$20.06	2/23/2026	—	$—	—	—
	27,920	6,980	—	$26.54	3/21/2027	—	—	—	—
	9,000	6,000	—	$25.43	2/14/2028	—	—	—	—
	—	50,000	—	$34.79	2/17/2031	—	—	—	—
	—	—	—	—	—	—	—	69,789	$4,497,203

Steven D. Metzger	—	50,000	—	$34.79	2/17/2031	—	$—	—	—
	—	—	—	—	—	—	—	69,789	$4,497,203

Shawn R. Phillips	16,700	—	—	$20.06	2/23/2026	—	$—	—	—

	30,880	7,720	—	$26.54	3/21/2027	—	—	—	—

	9,966	6,644	—	$25.43	2/14/2028	—	—	—	—

	—	50,000	—	$34.79	2/17/2031	—	—	—	—

	—	—	—	—	—	—	—	38,772	$2,498,468
(1)

The unexercisable stock options expiring March 21, 2027 vest on March 21, 2022, the unexercisable stock options expiring February 14, 2028 vest 50% on February 14, 2022 and 50% on February 14, 2023, the unexercisable stock options expiring on June 25, 2030 vest 50% on June 25, 2022 and 50% on June 25, 2023, the unexercisable stock options expiring February 17, 2031, vest 20% each on February 17, 2022, February 17, 2023, February 17, 2024, February 17, 2025, and February 17, 2026 and the 100,000 unexercisable stock options for Mr. Payne expiring February 17, 2031 will vest (if at all) when the stock price reaches $77.34 for three consecutive business days.

(2)

At December 31, 2021, we had satisfied certain performance criteria for the first three target payouts (20%, 25% and 30% CAGR targets) of our performance-based stock awards. As such, this column reflects the number of performance-based stock awards that will vest at the 35% CAGR target, which represents the next potential target payout, provided the NEOs are continuously employed with the Company on December 31, 2024. Refer to “Long-Term Equity-Based Incentives” on page 37 for a further description of these performance awards.

(3)	Represents the number of performance-based stock awards that will vest at the 35% CAGR target multiplied by $64.44, which is the closing price of our Common Stock on December 31, 2021.

42        Carriage Services

Executive Compensation

Option Exercises and Stock Vestings

The following table sets forth information regarding the option exercises and stock vestings for the fiscal year ended December 31, 2021 with respect to our NEOs:

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise		Value Realized on Exercise	Number of Shares Acquired on Vesting(6)	Value Realized on Vesting(7)
Melvin C. Payne	103,955	(1)	$2,726,811	4,433	$162,159
Carlos R. Quezada	6,667	(2)	$194,543	—	$—
C. Benjamin Brink	22,000	(3)	$661,078	1,330	$48,651
Steven D. Metzger	—		$—	—	$—
Shawn R. Phillips	57,674	(4)	$1,178,964	1,473	$53,882
Viki K. Blinderman	86,900	(5)	$1,083,088	1,330	$48,651
(1)

Mr. Payne exercised 22,955 shares on June 4, 2021. Mr. Payne paid the option price and the taxes associated with this exercise in cash. Mr. Payne exercised 81,000 shares on November 30, 2021 and surrendered 54,227 shares to pay the option price and taxes associated with this exercise.

(2)

Mr. Quezada exercised 6,667 options on September 1, 2021 and surrendered 2,657 shares to pay the option price and taxes associated with this exercise. Mr. Quezada sold 4,010 shares on September 1, 2021, which resulted in a short-swing profit, which he returned to the Company on September 14, 2021.

(3)

Mr. Brink exercised 17,572 options on December 1, 2021 and surrendered 11,500 shares to pay the option price and taxes associated with this exercise. Mr. Brink exercised 4,428 options on December 3, 2021. Mr. Brink paid the option price associated with this exercise in cash.

(4)

Mr. Phillips exercised a total of 57,674 options on June 23, 2021. Mr. Phillips surrendered 24,823 shares to pay the option price and taxes associated with 32,198 of the options exercised. Mr. Phillips paid the option price associated with the remaining 25,476 options exercised in cash.

(5)

Ms. Blinderman exercised 79,920 options on March 10, 2021 and surrendered 59,833 shares to pay the option price and taxes associated with this exercise. Ms. Blinderman exercised 6,980 options on March 22, 2021 and surrendered 5,569 shares to pay the option price and taxes associated with this exercise. Ms. Blinderman resigned from her position as Senior Vice President, Chief Accounting Officer and Principal Financial Officer effective March 31, 2021.

(6)	Includes vested shares withheld to pay taxes as follows:

	Mr. Payne		Mr. Brink		Mr. Phillips		Ms. Blinderman
	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes	Acquired Shares	Shares Withheld For Taxes
2/14/2021	4,433	1,804	1,330	394	1,473	701	1,330	394
(7)	Value realized on vesting is calculated using the closing price of our Common Stock on the date that the shares vested.

2022 Proxy Statement        43

Executive Compensation

Potential Payments Upon Termination

The following table sets forth the amounts that would have been payable to certain of our NEOs under the scenarios for death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period, had such scenarios occurred on December 31, 2021. Amounts reported with respect to equity-based awards are reported assuming the closing price of our Common Stock on December 31, 2021 of $64.44 per share.

Event	Melvin C. Payne	Carlos R. Quezada	C. Benjamin Brink	Steven D. Metzger	Shawn R. Phillips	Viki K. Blinderman(8)
Death or Disability
Base salary	$900,000	$400,000	$400,000	$400,000	$340,000	$—
Target annual bonus(1)	900,000	300,000	300,000	300,000	170,000	—
Benefits continuation(2)	31,006	46,313	42,563	14,776	28,484	—
Equity awards(3)(4)(5)	13,677,511	5,722,301	5,601,986	5,103,384	4,146,485	—

Total	$15,508,517	$6,468,614	$6,344,549	$5,818,160	$4,684,969	$—

Termination without cause (without a Corporate Change)
Cash severance(6)	$2,700,000	$1,100,000	$1,100,000	$1,100,000	$850,000	$—
Benefits continuation(2)	31,006	46,313	42,563	14,776	28,484	—
Equity awards(3)(4)(5)	—	—	—	—	—	—

Total	$2,731,006	$1,146,313	$1,142,563	$1,114,776	$878,484	$—

Termination without cause (following a Corporate Change)
Cash severance(7)	$3,600,000	$1,100,000	$1,100,000	$1,100,000	$850,000	$—
Benefits continuation(2)	31,006	46,313	42,563	14,776	28,484	—
Equity awards(3)(4)(5)	13,677,511	5,722,301	5,601,986	5,103,384	4,146,485	—

Total	$17,308,517	$6,868,614	$6,744,549	$6,218,160	$5,024,969	$—

(1)

Reflects payment of annual bonus pursuant to the terms of their employment agreements in effect on December 31, 2021. These amounts represent 100% of their target bonus payout due to the assumption that such NEOs’ employment terminated on the last day of the year.

(2)	Amounts reflect estimated cost of benefits continuation for 18 months pursuant to the terms of employment agreements in effect on December 31, 2021.
(3)

Reflects accelerated vesting of stock options and performance-based awards pursuant to the terms of employment agreements in effect on December 31, 2021 upon death, disability, involuntary termination without cause not within a corporate change period, or involuntary termination without cause within a corporate change period.

(4)

At December 31, 2021, we had satisfied certain performance criteria for the first three target payouts (20%, 25% and 30% CAGR targets) of our performance-based stock awards. As such, the amount of performance-based shares issuable at the 30% CAGR target was included in the calculation and upon a triggering event shall be paid within 60 days following the end of any of applicable performance period.

(5)	Mr. Payne’s unvested stock options that contain a market condition have been excluded from the table as the metric had not yet been achieved at December 31, 2021.
(6)

Amounts reflect cash severance payable under the terms of employment agreements in effect on December 31, 2021, which represents two years base salary continuation and a pro-rated target annual bonus for the year in which the termination occurs, except for Mr. Payne who has three years based salary continuation.

(7)

Amounts with respect to Messrs. Quezada, Brink, Metzger and Phillips reflect cash severance payable under the terms of employment agreements in effect on December 31, 2021, which represents a lump sum equal to two times the sum of NEOs’ base salary in effect on the Termination Date (or as of the date of the Corporate Change, if higher), plus target annual bonus. Mr. Payne’s cash severance represents a lump sum equal to three times the sum of his base salary plus target annual bonus.

(8)

Ms. Blinderman resigned from her position as Senior Vice President, Chief Accounting Officer and Principal Financial Officer effective March 31, 2021. In connection with her resignation, we entered into a Separation Agreement with Ms. Blinderman that sets forth the terms of her severance payments, which was included as an Exhibit to our Form 8-K filed on February 3, 2021. Accordingly, we have excluded calculating any potential payments upon termination for Ms. Blinderman as she was not employed by the Company on December 31, 2021.

44        Carriage Services

Executive Compensation

Employment Agreements

As previously discussed, each of our NEOs have employment agreements with terms of three years (nine years in the case of Mr. Payne as a result of a seven year extension and amendment entered into as of February 17, 2021) which were entered into November 5, 2019 (except for Mr. Quezada which is dated June 25, 2020, the date he joined the Company) and obligate the Company to make certain payments and provide certain benefits to the Company’s NEOs upon a qualifying termination of employment as defined within the Agreements. On June 2, 2021, each of Messrs. Quezada, Brink, and Metzger entered into amendments to their respective employment agreements with the Company that increased their (i) respective minimum base salaries and (ii) minimum target bonus amounts (short term). Pursuant to the Agreements, each NEO agreed to certain non-competition provisions and other restrictive covenants, during the term of his or her employment and for a period of 24 months thereafter. The Agreements supersede any prior agreements entered into by the Company and any of the NEOs. The Agreements for all of the NEOs are identical, except as noted above.

The Agreements establish, among other things, (a) a minimum base salary, (b) a target annual bonus (expressed as a percentage of base salary), and (c) post-termination payments due in certain scenarios. For a description of the post-termination benefits provided for under the Agreements see “Executive Compensation-Potential Payments Upon Termination,” further discussed herein. The Company believes it is in the best interest of stockholders to ensure the executive leadership team have employment agreements which align with the Company’s goal of driving performance and creating long-term stockholder value.

Long-Term Incentive Plan Awards

Pursuant to the terms of our 2017 Plan, except as otherwise provided in an award agreement, upon a change of control, as defined by the 2017 Plan, all then-outstanding awards shall immediately vest and be settled in accordance with the 2017 Plan. This immediate vesting shall not occur in the event a replacement award, as defined by the 2017 Plan, is issued to a participant in connection with a change of control. In the event a replacement award is issued to a participant and a subsequent qualifying termination, as defined by the 2017 Plan, occurs within the one-year period following a change of control, all replacement awards held by the participant shall become fully vested and free of restrictions in accordance with the 2017 Plan.

Separation Agreement with Ms. Blinderman

Ms. Blinderman resigned from her position as the Company’s Senior Vice President, Chief Accounting Officer, and Principal Financial Officer, effective March 31, 2021, and as Secretary, effective February 2, 2021. In connection with her resignation, Ms. Blinderman and the Company entered into a separation and release agreement (the “Separation Agreement”) which provided for, among other things, (i) the continuation of Ms. Blinderman’s base salary for 24 months; (ii) a one-time payment; and (iii) the acceleration of certain unvested stock options. Under the terms of the Separation Agreement, Ms. Blinderman retained all vested equity awards and all unvested equity awards were cancelled as of March 31, 2021, for which she has no right or claim, other than the following awards, which were accelerated and fully vested on February 28, 2021: 3,767 Incentive Stock Options with a Grant Date of March 21, 2017; 3,000 Incentive Stock Options with a Grant Date of February 14, 2018; 3,213 Non-Qualified Stock Options with a Grant Date of March 21, 2017; and 3,000 Non-Qualified Stock Options with a Grant Date of February 14, 2018.

Pension Benefits

We do not sponsor a pension plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

We do not sponsor any nonqualified defined contribution or other nonqualified deferred compensation plans.

2022 Proxy Statement        45

Executive Compensation

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform Consumer Protection Act, and Item 402(u) of Regulation S-K, the following items are discussed below: (i) the median of the annual total compensation of all employees, excluding Mr. Payne, our CEO; (ii) the annual total compensation of our CEO; and (iii) the ratio of the median of the annual total compensation of all employees to the annual total compensation of our CEO. This information is intended to provide our stockholders with a company-specific metric that can assist in their evaluation of our Company’s executive compensation practices.

To identify the median of the total annual compensation of all our employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We determined that as of December 31, 2021, our employee population consisted of 2,657 individuals with all of these individuals located in the United States. This population consisted of 1,139 full-time and 1,518 part-time employees. Our part-time employees are an integral part of our business and due to our industry, are dedicated members of our community, but may only work on a very limited, as requested basis. We selected December 31, 2021, which is in the last three months of our most recent fiscal year, as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

•

To determine the “median employee” from our employee population, we examined the amount of salary, bonus, wages and other taxable income items of our employees as reported by us to the Internal Revenue Service on Form W-2 for 2021. The “median employee’s” annual total compensation included the Company matching amount provided in our Section 401(k) employee savings plan. In making the determination, we annualized the compensation of approximately 429 employees who were hired in 2021, but did not work for us the entire fiscal year. This population consisted of 183 full-time and 246 part-time employees.

•

We determined our median employee using this compensation measure, which was consistently applied to all of our employees included in the calculation. Since all of our employees are located in the United States, as is our CEO, we did not make any cost of living adjustments when identifying the “median employee.”

•

Once we determined our median employee, we combined all of the elements of such employee’s compensation for 2021 in accordance with Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of approximately $21,750.

•	With respect to the annual compensation of our CEO, we used the amount reported in the “Total $” column of our Summary Compensation Table for the year 2021 included above in this Proxy Statement.

•

There has been no major change in our employee population or our employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

For the fiscal year ended December 31, 2021:

•

The median employee is an Ambassador in the community, working on an as-needed or by request basis, proactively participating in civic and community events that create a lasting heritage for our businesses;

•	The median annual total compensation of all employees of our Company (other than our CEO) was approximately $21,750; and

•	The annual total compensation of our CEO, as reported in the Summary Compensation Table included elsewhere in this Proxy Statement was $5,346,781.

Based on this information, for 2021, the ratio of the annual total compensation of Mr. Payne to the annual total median compensation of all other employees was 246 to 1.

46        Carriage Services

PROPOSAL NO. 2:

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Securities and Exchange Act, as amended, and as a matter of good corporate governance, we seek your vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement under “Compensation Discussion and Analysis” and “Executive Compensation.”

We urge our stockholders to read the “Compensation Discussion and Analysis” section of this Proxy Statement, which describes in more detail how our Named Executive Officer compensation policies and programs operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative appearing under the “Executive Compensation” section of this Proxy Statement, which provide detailed information on the compensation of our Named Executive Officers. Our Compensation Committee believes that the policies and programs articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to our High Performance Culture and Being The Best Mission.

Accordingly, we are asking our stockholders to indicate their support for our Named Executive Officer compensation as described in this Proxy Statement by voting “FOR” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of Carriage’s Named Executive Officers, as disclosed in the Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC (including, but not limited to, the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables, notes and narrative).”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. This vote is advisory and, therefore, not binding on us, our Board, or our Compensation Committee. Although the vote is non-binding, our Board and our Compensation Committee value the opinions of our stockholders and will carefully consider the outcome of the advisory vote on Named Executive Officer compensation when making future compensation decisions.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF OUR NAMED EXECUTIVE OFFICER COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

2022 Proxy Statement        47

AUDIT COMMITTEE REPORT

The Audit Committee of the Board (the “Audit Committee”) of the Company is comprised of five directors, each of whom has been determined by our Board to be independent and financially literate under the NYSE’s listing standard requirements and the rules and regulations of the SEC. The Audit Committee’s responsibilities are set forth in the Audit Committee Charter, available on our website at www.carriageservices.com.

As set forth in the Audit Committee Charter, the Audit Committee assists our Board in fulfilling its oversight regarding, among other things:

•	the integrity of our financial statements, including the adequacy and effectiveness of the Company’s financial reporting and disclosure controls and procedures;

•	the engagement of the Company’s independent registered public auditor, including its qualifications, independence and performance;

•	the performance, function and design of the Company’s internal audit function; and

•	the compliance by the Company with legal and regulatory requirements.

With respect to the Company’s financial reporting process, Company management is responsible for establishing and maintaining internal controls and preparing the Company’s financial statements. Our independent registered public accounting firm for the fiscal year ended December 31, 2021, Grant Thornton LLP, is responsible for auditing these financial statements. It is the responsibility of the Audit Committee to oversee these activities.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2021 with Company management. The Audit Committee has discussed with Grant Thornton LLP the matters required to be discussed under the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Additionally, the Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the PCAOB regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP their independence.

Based on the Audit Committee’s review and discussions with management and Grant Thornton LLP referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the SEC.

Audit Committee

Donald D. Patteson, Jr., Chairman

Barry K. Fingerhut

Bryan D. Leibman

Douglas B. Meehan

Dr. Achille Messac

April 1, 2022

48        Carriage Services

PROPOSAL NO. 3:

RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP

General

Our Audit Committee has selected Grant Thornton to audit our consolidated financial statements. Grant Thornton has served as our independent registered public accounting firm since 2014.

Representatives of Grant Thornton are expected to be present at our Annual Meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

Although ratification is not required by Delaware law, our bylaws or otherwise, our Board is submitting our Audit Committee’s appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. Even if the appointment is ratified, our Audit Committee, in its discretion, may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders. If the appointment of Grant Thornton is not ratified, our Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement.

FOR THE REASONS STATED ABOVE, THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE

“FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

Pre-Approval Policy for Services of Independent Registered Public Accounting Firm

As part of its duties, our Audit Committee is required to annually pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to ensure that the provision of such services does not impair the audit firm’s independence. Our Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent auditors. All audit fees for 2021 and 2020 were pre-approved by our Audit Committee.

Audit Fees

Fees billed to us by Grant Thornton during 2021 and 2020 were as follows:

	Year Ended December 31,

	2021	2020

Audit fees	$1,214,830	$1,128,875

Audit-Related fees	$ —	$ —

The Company did not engage any firm to perform non-audit services during these years.

2022 Proxy Statement        49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review and Approval of Related Party Transactions

We have established procedures to identify, review, approve, and ratify transactions with related persons and bring them to the attention of our Board for consideration. These procedures include formal written questionnaires to our directors and executive officers. Each year, we require our directors and executive officers to complete a questionnaire that requires them to identify and describe any transactions with Carriage that they or their respective related parties may have been involved in, whether or not material.

Our Corporate Governance Committee has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties. During this process, related party transactions are disclosed to all Board members. To the extent such transactions are ongoing business relationships, the transactions are reviewed annually and such relationships will be on terms not materially less favorable than what would be usual and customary in similar transactions between unrelated persons dealing at arm’s length. Our Corporate Governance Committee intends to approve only those related party transactions that are in the best interest of us and our stockholders. The policies and procedures for related party transactions are documented in our Code of Business Conduct and Ethics, a copy of which is available free of charge on our website at www.carriageservices.com.

Related Party Transactions

Since January 1, 2021, there were no reportable transactions between Carriage and related persons, and there are no such currently proposed or anticipated transactions.

OTHER BUSINESS

Management does not intend to bring any other business before our Annual Meeting and has not been informed that any other matters are to be presented at our Annual Meeting by others. If other matters properly come before our Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy and acting thereunder will vote in accordance with their best judgment.

50        Carriage Services

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING

Pursuant to rules promulgated by the SEC, stockholders interested in submitting a proposal for inclusion in our proxy materials and for presentation at our 2023 Annual Meeting of Stockholders may do so by following the procedures set forth under Rule 14a-8 of the Exchange Act. In general, to be eligible for inclusion in our proxy materials, stockholder proposals must be received by our Corporate Secretary at 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056 no later than December 2, 2022. However, if the date of our 2023 Annual Meeting of Stockholders is more than 30 days from the date of the 2022 Annual Meeting of Stockholders, then the deadline shall be a reasonable time before we begin to print and send our proxy materials for our 2023 Annual Meeting of Stockholders.

In addition, pursuant to our bylaws, a stockholder may recommend nominees for director not for inclusion in our proxy materials, as further discussed herein in our “Corporate Governance – Direction Nomination Process” section. For all other stockholder proposals intended for presentation at our 2023 Annual Meeting of Stockholders, but not for inclusion in our 2022 proxy materials, a stockholder must deliver a copy of the proposal to our Corporate Secretary at our principal offices listed above no less than 45 days before the date on which we first send our proxy materials for the 2023 Annual Meeting of Stockholders. For our 2023 Annual Meeting of Stockholders, the deadline will be February 18, 2023, based on the proxy materials for this year’s meeting being sent on or about April 4, 2022.

Under Rule 14a-4(c) of the Exchange Act, our Board may exercise discretionary voting authority under proxies solicited by it with respect to any matter timely and properly presented by a stockholder at our 2023 Annual Meeting of Stockholders that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how our Board intends to exercise its discretion to vote on the matter, unless the stockholder satisfies the other requirements of Rule 14a-4(c)(2) of the Exchange Act. If we receive untimely notice of the matter and the matter nonetheless is permitted to be presented at our 2023 Annual Meeting of Stockholders, our Board may exercise discretionary voting authority with respect to the matter without including any discussion of the matter in the proxy statement for the meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

2022 Proxy Statement        51

ADDITIONAL INFORMATION

Annual Report

Our Annual Report to Stockholders for the year ended December 31, 2021 (our “Annual Report”) is being delivered electronically or mailed, if so elected, to all stockholders entitled to vote at our Annual Meeting. Our Annual Report does not form any part of the proxy soliciting materials.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, but not including exhibits, is also available at www.carriageservices.com. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, excluding exhibits, will be furnished at no charge to each person to whom a proxy statement is delivered upon the request to the Corporate Secretary in writing at Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056, or call our Corporate Secretary at 713-332-8400. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). Such requests should be directed to the Corporate Secretary of Carriage Services, Inc., 3040 Post Oak Boulevard, Suite 300, Houston, Texas 77056.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, IT IS IMPORTANT THAT YOUR SHARES BE

REPRESENTED AT THE MEETING, AND YOU ARE RESPECTFULLY REQUESTED TO VOTE VIA THE

INTERNET OR COMPLETE, SIGN, DATE AND RETURN YOUR PROXY CARD IN THE ENVELOPE

PROVIDED AS SOON AS POSSIBLE.

By Order of the Board of Directors,

Steven D. Metzger

Executive Vice President, Chief Administrative Officer, General Counsel & Secretary

Houston, Texas

April 1, 2022

52        Carriage Services

CARRIAGE
SERVICES

713.332.8400
www.carriageservices.com

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

3040 Post Oak Blvd., Suite 850

Houston, Texas 77056

May 17, 2022

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the

Corporate Secretary at 713-332-8400

Please complete, sign, date

and mail your proxy card in

the envelope provided as

soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on May 17, 2022:

The Proxy Statement and 2021 Annual Report to Stockholders are available on the Internet at

https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of two Class II Directors for a three-year term ending at the 2025 Annual Meeting of Stockholders.			2. To approve on an advisory basis our 2021 Named Executive Officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	NOMINEES:		3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2022.	☐	☐	☐
☐ FOR ALL NOMINEES	○ Bryan D. Leibman ○ Dr. Achille Messac

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

CARRIAGE SERVICES, INC.

3040 Post Oak Blvd., Suite 850

Houston, Texas 77056

May 17, 2022

9:00 a.m. Central Time

Directions to attend the meeting in person may be obtained by contacting the

Corporate Secretary at 713-332-8400

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON -You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to

be Held on May 17, 2022:

The Proxy Statement and 2021 Annual Report to Stockholders are available on the Internet at

https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES,

AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of two Class II Directors for a three-year term ending at the 2025 Annual Meeting of Stockholders.			2. To approve on an advisory basis our 2021 Named Executive Officer compensation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	NOMINEES:		3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2022.	☐	☐	☐
☐ FOR ALL NOMINEES	○ Bryan D. Leibman ○ Dr. Achille Messac

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES			Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Important Notice of Availability of Proxy Materials for the Shareholder Meeting of

CARRIAGE SERVICES, INC.

To Be Held On:

May 17, 2022 at 9:00 a.m. Central Time

3040 Post Oak Blvd., Suite 850, Houston, Texas 77056

COMPANY NUMBER
ACCOUNT NUMBER
CONTROL NUMBER

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper or e-mail copy of the proxy materials you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below before 5/6/22.

Please visit https://investors.carriageservices.com/sec-filings-annual-reports-proxy-investor-materials, where the following materials are available for view:

• Notice of Annual Meeting of Stockholders • Proxy Statement • Form of Electronic Proxy Card • Annual Report on Form 10-K

TO REQUEST MATERIAL:	TELEPHONE: 888-Proxy-NA (888-776-9962) 718-921-8562 (for international callers)
E-MAIL: info@astfinancial.com WEBSITE: https://us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials
TO VOTE:

ONLINE: To access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

IN PERSON: You may vote your shares in person by attending the Annual Meeting.

TELEPHONE: To vote by telephone, please visit www.voteproxy.com to view the materials and to obtain the toll free number to call.

MAIL: You may request a card by following the instructions above.

1. Election of two Class II Directors for a three-year term ending at the 2025 Annual Meeting of Stockholders.

2. To approve on an advisory basis our 2021 Named Executive Officer compensation.

3. Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ended 2022.

NOMINEES:
Bryan D. Leibman
Dr. Achille Messac
Note: In their discretion, the Proxies are authorized to vote upon any other business as may properly come before the meeting or any adjournment(s) thereof.
Please note that you cannot use this notice to vote by mail.

CARRIAGE SERVICES, INC.

Proxy Solicited on Behalf of the Board of Directors

for the Annual Meeting of Stockholders on May 17, 2022

The undersigned, hereby revoking all prior proxies, hereby appoints Melvin C. Payne and Steven D. Metzger, and each of them, his true and lawful proxies, with full and several power of substitution, to vote all the shares of Common Stock of CARRIAGE SERVICES, INC. standing in the name of the undersigned, at the Annual Meeting of Stockholders of CARRIAGE SERVICES, INC. to be held on May 17, 2022 and at any adjournments or postponements thereof, on all matters coming before said meeting.

This proxy, when properly executed, will be voted in accordance with your indicated directions. If no direction is made, this proxy will be voted FOR the election of the director nominees in Proposal 1, FOR Proposal 2, FOR Proposal 3 and as the proxies deem advisable on all other matters that may properly come before the meeting.

(Continued and to be signed on the reverse side)